UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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THE J. M. SMUCKER COMPANY
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THE J. M. SMUCKER COMPANY

2019 Proxy Statement and

Notice of Annual Meeting of Shareholders

THE J. M. SMUCKER COMPANY

June 28, 2019

Dear Shareholder:

As a shareholder in our Company, you are a partner in our continued success. We are pleased to invite you to attend our Annual Meeting of Shareholders on Wednesday, August 14, 2019. The meeting will begin at 11:00 a.m. Eastern Time, at The Ritz-Carlton, 1515 West Third Street, Cleveland, Ohio 44113.

We are concluding a period of necessary and exciting transformation that has positioned us to deliver sustained growth. We achieved many important milestones toward this objective in the past year, including transforming our brand portfolio to better align with consumer preferences, launching a new innovation model, enhancing our efforts to deliver world-class marketing, making crucial investments to further our technology capabilities, and continuing to deliver against our established environmental sustainability goals. Following this tremendous evolution, we truly feel the best is yet to come.

Included with this letter is our Notice of the 2019 Annual Meeting of Shareholders and our proxy statement, which is first being mailed to our shareholders on or about June 28, 2019. Please review this material for information about the nominees named in the proxy statement for election as Directors and the Company’s appointed Independent Registered Public Accounting Firm. In addition, details regarding executive officer and Director compensation, corporate governance matters, and the business to be conducted at the annual meeting are also described.

Whether or not you plan to attend the annual meeting, please cast your vote, at your earliest convenience, as instructed in the Notice of Internet Availability of Proxy Materials or in the proxy card. Your vote is very important. Your vote before the annual meeting will ensure representation of your common shares at the annual meeting even if you are unable to attend.

We are eager to demonstrate we can build on the momentum we have created in fiscal year 2019 to continue delivering value on your investment and look forward to sharing more information about the Company’s performance and our plans at the annual meeting.

Sincerely,

Timothy P. Smucker	Richard K. Smucker	Mark T. Smucker

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 14, 2019

This proxy statement and the 2019 Annual Report are available at www.proxyvote.com

Notice of 2019 Annual Meeting of Shareholders

Wednesday, August 14, 2019

11:00 a.m. Eastern Time

The Ritz-Carlton

1515 West Third Street

Cleveland, Ohio 44113

The Annual Meeting of Shareholders of The J. M. Smucker Company (the “Company,” “we,” “us,” or “our”) will be held for the following purposes:

1.	To elect as Directors the twelve nominees named in the proxy statement and recommended by the Board of Directors (the “Board”) whose term of office will expire in 2020;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year;

3.	To approve, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials; and

4.	To consider and act upon any other matter that may properly come before the annual meeting.

Shareholders of record at the close of business on June 17, 2019 are entitled to vote at the annual meeting. You may cast your vote via the Internet, as instructed in the Notice of Internet Availability of Proxy Materials, or if you received your proxy materials by mail, you may also vote by mail or by telephone.

All shareholders are invited to attend the annual meeting. However, seating at the annual meeting will be on a first-come, first-served basis, and we cannot guarantee seating for all shareholders.

Jeannette L. Knudsen

Senior Vice President, General Counsel and Secretary

THE J. M. SMUCKER COMPANY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

2019 Annual Meeting of Shareholders

Date and Time	Place	Record Date
Wednesday, August 14, 2019 11:00 a.m. Eastern Time	The Ritz-Carlton 1515 West Third Street Cleveland, Ohio 44113	Shareholders of record at the close of business on June 17, 2019 are entitled to vote at the annual meeting.

Voting Recommendations of the Board

Proposal	Proposal Summary	FOR	AGAINST	Page
1	Election of the Board nominees named in this proxy statement with terms expiring at the 2020 annual meeting of shareholders			14
2	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year			31
3	Advisory approval of the Company’s executive compensation			32

Performance Highlights

REVENUE	ADJUSTED EARNINGS PER SHARE*	FREE CASH FLOW*	SHAREHOLDER RETURN
	$8.29 IN FY19		$383M IN FY19
Primarily Dividends

+7% 5 YEAR CAGR	+6% 5 YEAR CAGR	GENERATED $781M IN FCF DURING FY19	RETURNED $2.6B OVER THE PAST 5 YEARS

*

For a reconciliation of adjusted earnings per share and free cash flow, see Appendix A. For a description of how we calculate adjusted earnings per share and free cash flow, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2019 Annual Report on Form 10-K, which can be found on our website at www.jmsmucker.com/investor-relations.

The J. M. Smucker Company 2019 Proxy Statement	1

PROXY SUMMARY

Director Nominees

The following table provides summary information about each of our Director nominees.

				Board Committees
Name	Age	Director Since	Professional Background	AC	ECC	NGCR	Other Public Company Boards
Kathryn W. Dindo*	70	1996	Retired Vice President and Chief Risk Officer, FirstEnergy Corp.	F			ALLETE, Inc.
Paul J. Dolan*	60	2006	Chairman and CEO, Cleveland Indians				MSG Networks Inc.
Jay L. Henderson*	63	2016	Retired Vice Chairman, Client Service, PricewaterhouseCoopers LLP	F			Illinois Tools Works Inc. Northern Trust Corp.
Gary A. Oatey*	70	2003	Executive Chairman, Oatey Co.
Kirk L. Perry*	52	2017	President, Brand Solutions, Google Inc.				e.l.f. Beauty, Inc.
Sandra Pianalto*	64	2014	Retired President and CEO, Federal Reserve Bank of Cleveland	F			Eaton Corporation plc Prudential Financial Inc. FirstEnergy Corp.
Nancy Lopez Russell*	62	2006	Founder, Nancy Lopez Golf Company
Alex Shumate*	69	2009	Managing Partner, North America, Squire Patton Boggs (US) LLP				CyrusOne Inc.
Mark T. Smucker	49	2009	President and CEO, The J. M. Smucker Company
Richard K. Smucker	71	1975	Executive Chairman, The J. M. Smucker Company
Timothy P. Smucker	75	1973	Chairman Emeritus, The J. M. Smucker Company
Dawn C. Willoughby*	50	2017	Former Executive Vice President and Chief Operating Officer, The Clorox Company

* Independent Director               Chair            F Financial Expert             Member

AC = Audit Committee; ECC = Executive Compensation Committee; NGCR = Nominating, Governance, and Corporate Responsibility Committee

2	The J. M. Smucker Company 2019 Proxy Statement

PROXY SUMMARY

Governance Highlights

Our Governance Philosophy

We place a strong focus on our governance practices and continually evaluate our practices, taking into consideration evolving expectations and the perspectives of our shareholders. We would like to share with you, our shareholders, our governance activities over this past year, along with some of our key governance practices and perspectives.

The Makeup of Our Board

We consider the skills and expertise of our Directors, along with our Board makeup, to ensure we have the right individuals to fulfill the Board’s responsibilities of strategic oversight, succession planning, compliance oversight, and risk management. We regularly consider new Director candidates, and we utilize the assistance of an external search firm to identify new potential candidates. In developing our Director criteria, we considered feedback from our Board and management, input from key external advisors, and interviews with our investors conducted by an external third party. In fiscal year 2018, we decided to increase the size of our Board to accommodate the addition of two new Directors who brought strong expertise and insights in the areas of operations, marketing, digital media, sustainability, and consumer goods. We believe that it is important to maintain the continuity of our Board by retaining long-tenured Directors while also adding additional Directors who provide new insights and bring different expertise and experiences to the Board. Although Elizabeth Valk Long will be retiring from the Board on August 14, 2019, we decided not to nominate a replacement and to reduce the size of the Board to 12 Directors. Mark T. Smucker and his leadership team are highly qualified to execute our strategy and to continue our Company’s long history of generating attractive returns for our shareholders, and our Directors will help to support these efforts and provide guidance based on their deep knowledge of our Company and its strategic vision, product categories, innovation platforms, risks, and opportunities.

We also believe that periodic rotations of our Directors are important. Since 2013, we have added four new Directors to our Board. We will continue to consider the appropriate timing for Director rotations to ensure we have the appropriate mix of skills based on our strategic goals and challenges, and to ensure we maintain a diverse Board in regard to expertise, gender, ethnicity, race, age, and cultural and other backgrounds, because a strong, diverse Board provides differing perspectives that yield better decisions.

To facilitate our Director succession planning, we rotated and appointed new Committee members and chairs for the Audit Committee, Executive Compensation Committee (the “Compensation Committee”), and Nominating, Governance, and Corporate Responsibility Committee (the “Nominating Committee” and, collectively with the Audit Committee and the Compensation Committee, the “Committees”) in August 2017. Each independent Director sits on only one Committee. We are focused on orienting new Committee members appropriately for their roles, and we will continue to provide on-going education sessions for all our Directors. We also encourage our Directors to attend at least one external director educational session each year, and the Company provides reimbursement of expenses for such sessions.

We consider the ratio between independent and non-independent Directors and will have nine independent Directors and three non-independent Directors if our current Director nominees are elected. Since 2015, we have reduced the number of non-independent Directors from five members to three members. The three non-independent Directors are all Smucker family members, and we believe that including Smucker family members strengthens our Board because of their deep knowledge of the Company, their commitment to the Company and our Basic Beliefs of Quality, People, Ethics, Growth, and Independence (our “Basic Beliefs”), their passion for ensuring continued growth for the Company bearing their namesake, and their vested interest in ensuring shareholder value.

Following the annual meeting:

 BOARD SIZE

 12 Directors

 Since 2019

 BOARD REFRESHMENT

 4 new Directors

 Since 2013

 BOARD DIVERSITY

 4 of 12 are women

 2 of 12 are ethnically diverse

 BOARD INDEPENDENCE

 9 of 12 are independent

The J. M. Smucker Company 2019 Proxy Statement	3

PROXY SUMMARY

How We View Risk Management

Our Company has always understood the importance of having strong compliance and enterprise risk management practices to protect our business and employees. In fact, Ethics is one of our Basic Beliefs and is core to our culture. Over the past several years, we have taken a more formal approach to managing these two important areas and have expanded the Compliance and Enterprise Risk functions to bring additional focus and visibility to our management and the Board. The functions report to the Senior Vice President, General Counsel and Secretary, and the Vice Chair and Chief Financial Officer provides additional leadership and guidance for the Enterprise Risk function. We believe that these leaders have the appropriate expertise and visibility within the organization to best develop and execute these programs, and such individuals have strong relationships and trust with, as well as direct access to, our Board. Our Enterprise Risk Committee, which is comprised of our executive leadership team, has completed its annual assessment of our enterprise risks, led by our Enterprise Risk team with input from leadership and numerous cross-functional teams. Leaders within our organization have been assigned responsibility for each key risk identified, and we have developed a system for monitoring and reporting these risks to the Board and its Committees. Each Committee is assigned responsibility for specific risks, which we have outlined in our Committee charters and which are further described in this proxy statement.

Our Corporate Responsibility Philosophy

Our philosophy of corporate responsibility builds upon the wisdom of our founder, J. M. Smucker, a deeply principled man also known for his forward thinking. For our Company, being responsible means doing the right things and doing things right for our consumers, customers, employees, suppliers, communities, and shareholders. We take our responsibility as global citizens seriously and, with our Basic Beliefs as guideposts and a continuous improvement mindset, we strive to have a positive impact on the lives and livelihoods of those we serve. We consider environmental, economic, and social sustainability and responsibility to be among our many roles as a good corporate citizen. This year, we will issue our ninth public report updating constituents on the positive impact we are having on the environment, animals, consumers, employees, and our communities. Similar to previous years, it will provide an update on the progress we have achieved in our sustainability strategy that calls for us to create a better tomorrow by focusing on: preserving our culture, ensuring our long-term economic viability, driving positive environmental impact, and being socially responsible. We are proud to advance our business goals while respecting the environment, people, and animals and supporting the communities we serve. We continue to make progress in such areas as responsible sourcing, sustainable agriculture, environmental responsibility, animal welfare, and community impact. To learn more, we invite you to read about our corporate responsibility efforts on our website at www.jmsmucker.com.

KEY GOVERNANCE PRACTICES

✓ No poison pill

✓ Annual election of all Directors

✓ Majority voting standard for all Directors

✓ No cumulative voting for election of Directors

✓ Separation of the Chairman and Chief Executive Officer roles

✓ Appointment of Lead Independent Director

✓ Annual Board and Committee self-assessment evaluations

✓ Executive sessions of independent Directors are scheduled at the end of each regular Board and Committee meeting

✓ Directors have complete access to management

✓ Strategic, business, financial, and compliance reviews provided at every Board meeting and enterprise risks reviewed at least two times per year

✓ Annual advisory vote on executive compensation

✓ Independent compensation consultant

✓ Annual peer group compensation market assessment

✓ Annual compensation risk assessment

✓ Clawback policy

✓ Director and executive officer stock ownership guidelines

✓ No hedging and no pledging stock policies

✓ Financial statements independently audited

4	The J. M. Smucker Company 2019 Proxy Statement

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 14, 2019

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines (the “Guidelines”) are designed to formalize the Board’s role and to confirm its independence from management and its role of aligning management and Board interests with the interests of shareholders. The Guidelines provide in pertinent part that:

a majority of Directors will be independent, as set forth under the rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”), and as further set forth in the Guidelines;

all members of the Committees will be independent, and there will be at least three members on each of the Committees;

the independent Directors will meet in executive session on a regular basis in conjunction with regularly scheduled meetings of the Board and the Committees, and such meetings will be chaired by the Chair of each of the Committees for each Committee executive session and by the Chair of each of the Committees on a rotating term of two years for each Board executive session (in such role, the “Lead Independent Director”);

the Lead Independent Director will coordinate the activities of the other independent Directors and perform such other duties and responsibilities as the Board may determine, including those set forth below under the heading “Executive Sessions and Lead Independent Director;”

the Board and each of the Committees will conduct an annual self-evaluation;

all non-employee Directors will own a minimum amount of the Company’s common shares as established in our Stock Ownership Guidelines for Directors and Officers, which currently require that non-employee Directors own common shares with a value of no less than five times the annual cash retainer paid to each non-employee Director and that each non-employee Director should strive to attain this ownership threshold within five years of joining the Board;

each Director will attend at least 75% of all regular and special meetings of the Board;

absent specific action by the Board, non-employee Directors will not be eligible for nomination after reaching 72 years of age;

each Director will advise the Executive Chairman in advance of accepting an invitation to serve on the board of another public company;

each Director will advise the Nominating Committee, and offer to resign, if his or her primary professional position or responsibility materially changes to provide the Board an opportunity to review the qualifications of the Director;

no Director will serve concurrently on more than three public company boards, including the Company, without prior, unanimous consent of the Board;

the Nominating Committee and the Board will consider a Director’s length of tenure when reviewing Board composition and will seek to maintain an overall balance of experience and continuity, along with fresh perspectives. The Board does not have a Director tenure limit but will consider the impact of a Director’s tenure after he or she has served on the Board for more than 15 years; and

the Corporate Secretary will provide all newly-elected Directors with materials and training in our Director orientation program and will also provide such additional Director training and orientation as appropriate.

The J. M. Smucker Company 2019 Proxy Statement	5

CORPORATE GOVERNANCE

The Guidelines are posted on our website at www.jmsmucker.com. A copy of the Guidelines is available free of charge to any shareholder who submits a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Shareholder Recommendations for Director Nominees

The Nominating Committee is responsible for identifying, evaluating, and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all suggestions for membership on the Board, including nominations made by our shareholders. Shareholders’ nominations for Directors must be made in writing and include the nominee’s written consent to the nomination and detailed background information sufficient for the Nominating Committee to evaluate the nominee’s qualifications. Nominations should be submitted to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Corporate Secretary will then forward nominations to the Chair of the Nominating Committee. All recommendations must include qualifications that meet, at a minimum, the following criteria:

Director candidates must be committed to our culture and our Basic Beliefs and will be individuals of integrity, intelligence, and strength of character having a balance of skills, knowledge, diversity, background, and experience beneficial to the Company;

Non-employee Director candidates must meet the independence requirements set forth below under the heading “Director Independence”;

Non-employee Director candidates must be able to effectively carry out responsibilities of oversight of our strategy;

Director candidates should have either significant experience in a senior executive role with a major business organization or relevant experience from other professional backgrounds;

Director candidates should have a working knowledge of corporate governance and corporate responsibility issues and the changing role of boards;

Director candidates should have a firm commitment to attend and participate in Board meetings and related Board activities;

Director candidates should not have any affiliations or relationships with competitive businesses, organizations, or other activities, which could lead to a real or perceived conflict of interest; and

Director candidates should not serve on more than three public company boards, including the Company, at any one time without the prior consent of the directors.

6	The J. M. Smucker Company 2019 Proxy Statement

CORPORATE GOVERNANCE

Board Diversity

We greatly value diversity and the varying perspectives and experiences that emerge from a diverse group of people. Therefore, the Nominating Committee and the Board consider a diverse group of experiences, characteristics, attributes, and skills, including diversity in gender, ethnicity, race, age, and cultural and other backgrounds, in determining whether an individual is qualified to serve as a Director of the Company. While the Board does not maintain a formal policy regarding diversity, it does consider the diversity of the Board when evaluating Director nominees. Diversity is important because a variety of viewpoints contribute to a more effective decision-making process. The Nominating Committee and the Board also consider the composition of the Board as a whole in evaluating whether a particular individual should serve on the Board, as the Board seeks to comprise itself of members who, collectively, possess a range of relevant skills, experience, and expertise.

The J. M. Smucker Company 2019 Proxy Statement	7

CORPORATE GOVERNANCE

Experience, Qualifications, Attributes, Skills, and Diversity of Director Nominees

As mentioned above, in considering each Director nominee and the composition of the Board as a whole, the Nominating Committee looks for a diverse group of experiences, characteristics, attributes, and skills that relate directly to our management and operations. Success in specific categories is a key factor in our overall operational success and creating shareholder value. The Nominating Committee believes that Directors who possess some or all of the following experiences, characteristics, attributes, and skills are better able to provide oversight of our management and long-term and strategic objectives.

Adherence to the Company’s Basic Beliefs

We seek Directors who have an understanding of, and are committed to, our Basic Beliefs. These Basic Beliefs are our values and principles that serve as guideposts for decisions at every level of the Company and cultivate a culture of commitment to each other and to our constituents. Further information regarding our Basic Beliefs can be found on our website at www.jmsmucker.com.

Leadership and Operating Experience

We seek Directors who have significant leadership and operating experience. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. They also demonstrate a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. People with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

Independence	We require that a majority of our Directors satisfy the independence requirements of the NYSE and the SEC.
Finance Experience

We believe that it is important for Directors to have an understanding of finance and financial reporting processes. Accurate financial reporting is critical to our success and reputation. We seek to have at least two independent Directors who qualify as “audit committee financial experts,” within the meaning of Regulation S-K promulgated by the SEC (“Regulation S-K”), particularly for service on the Audit Committee. We expect all of our Directors to be financially knowledgeable.

Public Company Board and Corporate Governance Experience

We seek Directors who have experience serving on the boards of other large, publicly traded companies and who have knowledge with respect to public company board governance issues. This experience prepares the Directors to fulfill the Board’s responsibilities of overseeing our business and providing insight and guidance to management.

Corporate Responsibility and Sustainability Experience

We seek Directors who have knowledge of and experience with corporate responsibility and sustainability initiatives to help inform us on best practices and assist us in establishing goals and delivering against those goals.

Operations Experience

We seek Directors with relevant general management or operations experience in the consumer goods industry. In particular, we believe that it is important for Directors to have experience in new and expanding businesses, customer segments, and geographies.

Knowledge of the Company	We deem it important to have Directors who have in-depth knowledge of the Company and our industry, operations, business segments, products, compliance requirements, risks, strategy, and culture.
Minority; Diversity

We greatly value diversity and the varying perspectives and experiences that emerge from a diverse group of people. Because of this, we believe diversity in our Board is important, including, for example, with respect to their gender, ethnicity, race, age, and cultural and other backgrounds.

Marketing or Public Relations Experience	As a manufacturer and marketer of branded food products, we seek Directors who have a diverse range of marketing or public relations experience.
Mergers and Acquisitions Experience	We have been, and believe we will continue to be, active in acquiring other companies that fit our strategy and, therefore, seek Directors with relevant mergers and acquisitions experience.

8	The J. M. Smucker Company 2019 Proxy Statement

CORPORATE GOVERNANCE

The Board believes that all of the Directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications, and skills that the Board considered in determining that each such person should serve as a Director are included in their individual biographies and also summarized further in the following table:

Director Qualifications and Experience

Adherence to the Company’s Basic Beliefs Understand and adhere to the Company’s Basic Beliefs	●	●	●	●	●	●	●	●	●	●	●	●

Leadership and Operating Experience Significant leadership and operating experience	●	●	●	●	●	●		●	●	●	●	●

Independence Satisfy the independence requirements of the NYSE and the SEC	●	●	●	●	●	●	●	●				●

Finance Experience Possess the background, knowledge, and experience to provide the Company with valuable insight in overseeing the Company’s finances	●	●	●	●	●	●			●	●	●	●

Public Company Board and Corporate Governance Experience Experience serving on the boards of other large, publicly traded companies	●	●	●	●	●	●		●		●	●

Corporate Responsibility and Sustainability Experience Knowledge of and experience with corporate responsibility and sustainability initiatives									●	●	●	●

Operations Experience General management or distribution operations experience in the consumer goods industry	●			●	●		●		●	●	●	●

Knowledge of the Company Experience with the Company for a period in excess of ten years	●	●		●			●	●	●	●	●

Minority; Diversity Contribute to the Board in a way that enhances perspectives through diversity in gender, ethnicity, race, age, and cultural and other backgrounds	●				●	●	●	●	●			●

Marketing or Public Relations Experience Possess unique experience or insight into marketing or public relations matters		●	●	●	●		●		●	●	●	●

Mergers and Acquisition Experience Possess experience or insight related to the mergers and acquisitions area	●		●	●	●			●	●	●	●	●

The J. M. Smucker Company 2019 Proxy Statement	9

CORPORATE GOVERNANCE

Director Resignation Policy

In connection with the adoption of a majority voting standard for uncontested elections of Directors, the Board adopted a Director resignation policy to address the situation in which one or more incumbent Directors fail to receive the required majority vote for re-election in an uncontested election. Under Ohio law, an incumbent Director who is not re-elected would remain in office as a “holdover” Director until his or her successor is elected. This Director resignation policy provides that an incumbent Director who is not re-elected with more “for” votes than “against” votes in an uncontested election will be expected to tender to the Board his or her resignation as a Director promptly following the certification of the election results. The Nominating Committee would then consider each tendered resignation and recommend to the Board whether to accept or reject each such tendered resignation. The Board would act on each tendered resignation, taking into account its fiduciary duties to the Company and our shareholders and the Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Nominating Committee, in making its recommendation, and the Board in making its decision, may consider any factors or other information with respect to any tendered resignation that they consider appropriate, including, without limitation:

the stated reason for such Director’s failure to receive the approval of a majority of votes cast;

the percentage of votes cast against such Director; and

the performance of such Director.

Following the Nominating Committee’s recommendation and the Board’s decision, the Board will promptly and publicly disclose its decision whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. If a Director’s tendered resignation is rejected, he or she would continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office, or death. If a Director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease the number of Directors, in each case pursuant to the provisions of and to the extent permitted by the Company’s Amended Regulations (the “Regulations”). Any Director who tenders his or her resignation pursuant to this policy would abstain from providing input or voting on the Nominating Committee’s recommendation or the Board’s action regarding whether to accept or reject the tendered resignation. While this description reflects the terms of the Board’s current Director resignation policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Director resignation policy is posted on our website at www.jmsmucker.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Director Independence

We require that a majority of our Directors be “independent” as defined by the rules of the NYSE and the SEC. We may, in the future, amend the Guidelines to establish such additional criteria as the Board determines to be appropriate. The Board makes a determination as to the independence of each Director on an annual basis. The Board has determined that the following nine non-employee Directors are independent Directors: Kathryn W. Dindo, Paul J. Dolan, Jay L. Henderson, Gary A. Oatey, Kirk L. Perry, Sandra Pianalto, Nancy Lopez Russell, Alex Shumate, and Dawn C. Willoughby.

In general, “independent” means that a Director has no material relationship with us or any of our subsidiaries. The existence of a material relationship is determined upon a review of all relevant facts and circumstances and, generally, is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from our management.

The Board considers the issue of materiality from the standpoint of the persons or organizations with which the Director has an affiliation, as well as from the standpoint of the Director.

10	The J. M. Smucker Company 2019 Proxy Statement

CORPORATE GOVERNANCE

The following standards will be applied by the Board in determining whether individual Directors qualify as “independent” under the rules of the NYSE and the SEC. To the extent that these standards are more stringent than the rules of the NYSE or the SEC, such standards will apply. References to the Company include our consolidated subsidiaries.

No Director will be qualified as independent unless the Board affirmatively determines that the Director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. We will disclose these affirmative determinations on an annual basis.

No Director who is a former employee of ours can be deemed independent until three years after the end of his or her employment relationship with us.

No Director whose immediate family member is a former executive officer of the Company can be deemed independent until three years after the end of such executive officer’s relationship with us.

No Director who receives, or whose immediate family member receives, more than $120,000 in direct compensation from the Company in any twelve-month period within the past three years, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be ‘independent’ until three years after he or she ceases to receive more than $120,000 in any twelve-month period in such compensation during such time period.

No Director can be deemed independent if the Director (i) is a current partner or employee of a firm that is our internal or external auditor; (ii) has an immediate family member who is a current partner of such a firm; (iii) has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) was, or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time.

No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s compensation committee can be independent until three years after the end of such service or employment relationship.

No Director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues can be deemed independent until three years after falling below such threshold.

No Director can be independent if we have made charitable contributions to any charitable organization in which such Director serves as an executive officer if, within the preceding three years, contributions by us to such charitable organization in any single fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

In its review and application of the criteria used to determine independence, the Board considered the fact that we do business with organizations directly or indirectly affiliated with Paul J. Dolan and Kirk L. Perry, and affirmatively determined that the amounts paid to the entities affiliated with these individuals do not meet the threshold which would create an issue under the standards for determining independence.

The value of advertising and promotional activities sponsored with the Cleveland Indians organization, of which Mr. Dolan is the Chairman and Chief Executive Officer, in fiscal year 2019 was approximately $371,000 and does not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the Cleveland Indians.

The value of advertising services provided to us by Google Inc., of which Kirk L. Perry is the President, Brand Solutions, in fiscal year 2019 was approximately $12,257,000 and does not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of Google Inc.

The J. M. Smucker Company 2019 Proxy Statement	11

CORPORATE GOVERNANCE

Structure of the Board of Directors

Executive Chairman and Chief Executive Officer as Directors

The Regulations provide that one person may hold the positions of Executive Chairman and Chief Executive Officer. However, our Executive Chairman and Chief Executive Officer roles are currently held by different individuals. In addition, a majority of our Directors are independent, and, commencing in fiscal year 2020, the Board has a Lead Independent Director. Richard K. Smucker, our former Chief Executive Officer, currently serves as Executive Chairman. The Board believes that a current or former Chief Executive Officer is best situated to serve as Executive Chairman because he is one of the Directors most familiar with our business and industry. The Board also believes that having a current or former Chief Executive Officer serve as Executive Chairman provides an efficient and effective leadership model for us by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The Board’s independent Directors bring experience, oversight, and expertise from outside the Company and industry, while the Executive Chairman and the Chief Executive Officer bring Company and industry-specific experience and expertise. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of its strategy once it is developed. The Board believes that its current management structure, together with independent Directors having the duties described above, is in the best interests of shareholders because it strikes an appropriate balance for us; with a current or former Chief Executive Officer serving as Executive Chairman, there is unified leadership and a focus on strategic development and execution, while the independent Directors help assure independent oversight of management.

Board’s Role in Risk Oversight

Risk is inherent in any business, and our management is responsible for the day-to-day management of risks that we face. The Board, on the other hand, has responsibility for the oversight of risk management. In that role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board meets regularly with senior management, including executive officers, to discuss strategy and risks facing the Company. Senior management attends the Board’s quarterly meetings, as well as certain Committee meetings, to address any questions or concerns raised by the Board on risk management and any other matters. The Company’s Senior Vice President, General Counsel and Secretary manages the Company’s compliance function and, along with the Vice Chair and Chief Financial Officer, the enterprise risk function, attends all Board meetings and Committee meetings that do not overlap, and provides periodic updates on risks and compliance issues facing the Company and the industry. Each quarter, the Board receives presentations from senior management on business operations, financial results, and strategic, risk, and compliance issues. In addition, senior management holds an annual strategic planning retreat, as well as periodic strategic planning sessions, to discuss strategies, key challenges, and risks and opportunities for the Company. Senior management then reviews the results of each strategic planning session with the Board.

The Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to management of major financial risk exposures, including in the areas of financial reporting, internal controls, hedging strategies, cybersecurity, and reviewing potential conflicts of interest. Risk assessment reports are regularly provided by management and our internal auditors to the Audit Committee.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs, including overseeing the Company’s compensation-related risk assessment described further below in this proxy statement and developing stock ownership and clawback guidelines for our executive officers. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for Directors and executive officers, and corporate governance, including the annual monitoring of corporate governance issues and developing Director self-evaluations.

12	The J. M. Smucker Company 2019 Proxy Statement

CORPORATE GOVERNANCE

All Committees report back to the full Board at Board meetings as to the Committee’s activities and matters discussed and reviewed at the Committee’s meeting. In addition, the Board is encouraged to participate in internal and external Director education courses to keep apprised of current issues, including areas of risk.

Communications with the Board

Shareholders and other interested parties who wish to communicate with members of the Board as a group, with non-employee Directors as a group, or with individual Directors, may do so by writing to Board Members c/o Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. The Directors have requested that the Corporate Secretary act as their agent in processing any communications received. All communications that relate to matters within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate Directors. Communications relating to matters within the responsibility of one of the Committees will be forwarded to the Chair of the appropriate Committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate executive officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

Code of Business Conduct and Ethics

Ethics is one of our Basic Beliefs and is fundamental to our business. We emphasize that ethical conduct is vital to ensure successful, sustained business and business relationships.

Our Code of Business Conduct and Ethics (the “Code of Conduct”) is an extension of our long-standing principles and values. It applies to our employees, officers, Directors, and contingent workers. The Code of Conduct is a resource which guides daily conduct in the workplace, and employees are expected to reference it frequently. The Code of Conduct outlines our expectations across numerous areas and situations in which ethical choices might be necessary, such as creating a positive work environment; engaging with customers, suppliers, and competitors; handling confidential information and conflicts of interest; the exchange of gifts, meals, and entertainment; avoiding bribery and corruption and insider trading; and rules regarding advertising and product labeling. Employees and Directors are required to review and acknowledge the Code of Conduct on an annual basis and receive training at least every three years. Additionally, employees receive annual compliance training on key topics throughout the year.

Any amendments of the Code of Conduct and any waivers of the Code of Conduct for or on behalf of any Director, executive officer, or senior financial officer of the Company must be approved by the Board or by a Committee of the Board to which authority to issue such waivers has been delegated by the Board. Any amendments or waivers of the Code of Conduct will be promptly disclosed to the public, as required by applicable law, and will be disclosed on our website at www.jmsmucker.com. Waivers of the Code of Conduct for any other employee may be made only by an authorized officer of the Company.

The Code of Conduct is posted on our website at www.jmsmucker.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Procedures for Reporting Ethical, Accounting, Auditing and Financial Related Issues

The Board has established procedures for employees to report violations of the Code of Conduct or complaints regarding accounting, auditing, and financial-related matters to their manager or supervisor, to the General Counsel, or directly to the Audit Committee. Reports to the General Counsel may be made in writing, by telephone, in person, or may be submitted anonymously through the Smucker’s Voice Line, which is managed by an independent third-party service provider and is available 24 hours a day, 7 days a week, in multiple languages, and can be accessed via phone or through the Internet at www.jmsmucker.ethicspoint.com. Specifically, via phone in the U.S. and Canada, employees or concerned individuals can call toll-free 1-844-319-9352; in other countries, employees or concerned individuals can access the applicable country number at www.jmsmucker.ethicspoint.com. We forbid retaliation, or threats of retaliation, against our employees who, in good faith, report violations of the Code of Conduct.

The J. M. Smucker Company 2019 Proxy Statement	13

ELECTION OF DIRECTORS

(Proposal 1 on the proxy card)

The Board currently has 13 Directors, but Elizabeth Valk Long will not be up for re-election when her current term expires on August 14, 2019. Effective on that date, the number of Directors will be set at 12 pursuant to the Regulations, and all remaining Directors will be up for election at this annual meeting to hold office for a term of one year. Unless instructed otherwise, the proxies intend to vote FOR the election of these 12 nominees.

After many years of distinguished service, Elizabeth Valk Long will be retiring from the Board on August 14, 2019, at the expiration of her current term. We appreciate Ms. Long’s years of service and thank her for her valuable guidance during her tenure with the Company.

Each nominee has agreed to serve if elected. If any nominee declines, is unable to accept such nomination, or is unable to serve (an event which is not expected), the Board reserves the right in its discretion to substitute another person or nominee or to reduce the number of nominees. In this event, the proxy, with respect to such nominee or nominees, will be voted for such other person or persons as the Board may recommend.

The members of the Board, including those who are listed in this proxy statement as nominees for election, with information about each of them based on data furnished to us by these persons as of June 28, 2019, are as follows:

Nominees for Election as Directors Whose Proposed Terms Would Expire at the 2020 Annual Meeting

KATHRYN W. DINDO Age: 70 Director Since: 1996 Committee: Audit

Professional Experience

Ms. Dindo commenced her career with FirstEnergy Corp., a utility holding company, in 1998, and retired as Vice President and Chief Risk Officer in 2007, a position she held since November 2001. Prior to that time, she was Vice President, Controller, and Chief Accounting Officer of Caliber System, Inc., formerly Roadway Services, Inc., a transportation services company. Ms. Dindo is a director and chairs the audit committees of both Bush Brothers & Company, a privately-owned food processing and manufacturing company, and ALLETE, Inc., a publicly traded energy service provider. Ms. Dindo is also a member of the boards of several non-profit organizations.

Skills and Qualifications

The Board concluded that Ms. Dindo should serve as a Director primarily due to her extensive experience in managing and overseeing businesses, her experience serving as a director of other private and public companies, and her significant knowledge of the Company, having served on the Board since 1996. Specifically, Ms. Dindo gained significant leadership, operating, finance, and risk management experience in her positions at FirstEnergy Corp. and Caliber System, Inc. Ms. Dindo is also a Certified Public Accountant and a former partner of Ernst & Young LLP. Together with her service on the boards and audit committees of Bush Brothers & Company and ALLETE, Inc., Ms. Dindo’s background enables her to provide valuable insights to the Board, particularly in overseeing the Company’s finances and risks.

14	The J. M. Smucker Company 2019 Proxy Statement

ELECTION OF DIRECTORS

PAUL J. DOLAN Age: 60 Director Since: 2006 Committee: Executive Compensation (Chair)

Professional Experience

Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio, since November 2010, after having served as President since January 2004 and as Vice President and General Counsel since February 2000. He is also a director of MSG Networks Inc., a publicly traded sports and entertainment media company, and Dix & Eaton, a privately-owned communications and public relations firm. Mr. Dolan served as a director of Cablevision Systems Corporation, a publicly traded telecommunications and media company, from May 2015 until its acquisition in September 2015. Mr. Dolan also served as Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from January 2006 through December 2012.

Skills and Qualifications

The Board concluded that Mr. Dolan should serve as a Director primarily due to his long experience in managing businesses, his experience serving on the boards of other companies and numerous non-profit organizations, and his significant knowledge of the evolving needs and preferences of consumers. Specifically, Mr. Dolan has gained significant leadership, operating, and marketing experience in his positions with the Cleveland Indians and Fast Ball Sports Productions. This background enables Mr. Dolan to provide valuable insights to the Board, particularly in setting corporate strategy and overseeing executive compensation practices.

JAY L. HENDERSON Age: 63 Director Since: 2016 Committee: Audit (Chair)

Professional Experience

Mr. Henderson retired as Vice Chairman, Client Service at PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in June 2016, a position he held since 2007. He also served as PricewaterhouseCoopers’ Managing Partner of the Greater Chicago Market from 2003 through 2013 and Managing Partner of the Cleveland Office from 1993 through 2002. During his career at PricewaterhouseCoopers, Mr. Henderson gained significant experience working with the boards and audit committees of Fortune 500 companies and has managed major client relationships across multiple markets and industry sectors. He is the lead director and a member of the corporate governance, audit, executive, and capital governance committees of Northern Trust Corporation, a publicly traded financial holding company, and a director and member of the audit and finance committees of Illinois Tool Works Inc., a publicly traded global multi-industrial manufacturer of specialized industrial equipment, consumables, and related service businesses. Mr. Henderson is also a member of the boards of several non-profit organizations.

Skills and Qualifications

The Board concluded that Mr. Henderson should serve as a Director primarily due to his extensive experience in managing and overseeing businesses, his experience working with the boards and audit committees of large public companies, and his experience serving as a director of public companies and non-profit organizations. Specifically, Mr. Henderson brings leadership and operating skills through his former roles with PricewaterhouseCoopers. He has also been a Certified Public Accountant since 1977. Mr. Henderson’s background enables him to provide valuable insights to the Board, particularly in overseeing the Company’s finances.

The J. M. Smucker Company 2019 Proxy Statement	15

ELECTION OF DIRECTORS

GARY A. OATEY Age: 70 Director Since: 2003 Committee: Executive Compensation

Professional Experience

Mr. Oatey has been the Executive Chairman of Oatey Co., a privately-owned manufacturer of plumbing products, since June 2012. Prior to that time, he served as Oatey Co.’s Chairman and Chief Executive Officer from January 1995 through June 2012. Mr. Oatey is a director, a member of the audit committee, and the chair of the compensation committee of Molded Fiber Glass Companies, a privately-owned composites manufacturing company. He also served as a director of Shiloh Industries, Inc., a publicly traded company that provides noise and vibration solutions to automotive, commercial vehicle, and other industrial markets, from August 2004 through February 2013.

Skills and Qualifications

The Board concluded that Mr. Oatey should serve as a Director primarily due to his extensive experience in managing businesses, his experience in serving as a director of other public and private companies, as well as several non-profits, and his significant knowledge of the Company, having served on the Board since 2003. As the Executive Chairman and former Chief Executive Officer of Oatey Co., Mr. Oatey has gained significant leadership, operating, and corporate governance experience. This background enables Mr. Oatey to provide valuable insights to the Board, particularly in setting corporate strategy and overseeing our governance and executive compensation practices.

KIRK L. PERRY Age: 52 Director Since: 2017 Committee: Executive Compensation

Professional Experience

Mr. Perry has been the President, Brand Solutions of Google Inc., a multinational technology company, since December 2013. Prior to his career at Google Inc., Mr. Perry spent twenty-three years with The Procter & Gamble Company, where he held several positions of increasing responsibility in marketing and general management roles, including President, Global Family Care from May 2011 to December 2013. Mr. Perry has served as a director of e.l.f. Beauty, Inc., a publicly traded cosmetics company, since September 2016, and he previously served as a director of the Hillerich & Bradsby Co. (Louisville Slugger), a privately-owned sporting goods manufacturer, from September 2013 to August 2016. He is also a member of the boards of several non-profit organizations.

Skills and Qualifications

The Board concluded that Mr. Perry should serve as a Director primarily due to his extensive operational experience in marketing and brand management and his experience serving as a director of other organizations. Specifically, Mr. Perry brings leadership and operating skills through his current and former roles with Google Inc. and The Procter & Gamble Company. Mr. Perry’s background enables him to provide valuable insights to the Board, particularly in marketing, operations, general management, consumer products, technology, and digital media.

16	The J. M. Smucker Company 2019 Proxy Statement

ELECTION OF DIRECTORS

SANDRA PIANALTO Age: 64 Director Since: 2014 Committee: Audit

Professional Experience

Ms. Pianalto retired in May 2014 as President and Chief Executive Officer of the Federal Reserve Bank of Cleveland, a position she held since 2003. Prior to that time, she served as First Vice President and Chief Operating Officer, since 1993, Vice President and Secretary to the Board of Directors, since 1988, and Assistant Vice President of Public Affairs, since 1984. Prior to retiring, Ms. Pianalto also chaired the Federal Reserve’s Financial Services Policy Committee, which is a committee of senior Federal Reserve Bank officials responsible for overall direction of financial services and related support functions for the Federal Reserve Banks and for leadership in the evolving U.S. payment system. She is a director, the chair of the finance committee, and a member of the audit committee of Eaton Corporation plc, a publicly traded power management company. She is also a director and member of the audit and compensation committees of FirstEnergy Corp., a publicly traded utility holding company, and a director and member of the finance, corporate governance and business ethics, and corporate social responsibility oversight committees of Prudential Financial, Inc., a publicly traded financial services institution. Ms. Pianalto is also a member of the boards of several non-profit organizations. The Board unanimously approved Ms. Pianalto serving on four public company boards as required under the Guidelines.

Skills and Qualifications

The Board concluded that Ms. Pianalto should serve as a Director primarily due to her vast experience in monetary policy and financial services and her experience serving as a director of other public companies. Specifically, Ms. Pianalto brings leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland. As the President and Chief Executive Officer of the Federal Reserve Bank of Cleveland, she oversaw 950 employees in Cleveland, Cincinnati, and Pittsburgh who conducted economic research and supervised financial institutions. Ms. Pianalto’s background enables her to provide valuable insights to the Board, particularly in overseeing the Company’s finances.

NANCY LOPEZ RUSSELL Age: 62 Director Since: 2006 Committee: Nominating

Professional Experience

In 2000, Ms. Lopez Russell founded the Nancy Lopez Golf Company, which focuses on the design and manufacture of top-quality golf equipment and clothing for women. In 2015, she founded Nancy Lopez Golf Adventures, which provides golf instruction and golf travel adventures domestically and internationally. Ms. Lopez Russell is also an accomplished professional golfer, having won 48 career titles, including three majors, on the Ladies Professional Golf Association (“LPGA”) Tour. She is a member of the LPGA Hall of Fame and captained the 2005 U.S. Solheim Cup Team to victory. She also serves as a member of the Commissioner Advisory Board and the Foundation Board of the LPGA. In 2003, Ms. Lopez Russell was named to the Hispanic Business magazine’s list of 80 Elite Hispanic Women.

Skills and Qualifications

The Board concluded that Ms. Lopez Russell should serve as a Director primarily due to her leadership experience and her extensive knowledge regarding the evolving needs and preferences of consumers. As the founder of her own business, Ms. Lopez Russell has gained significant leadership, operating, and marketing experience. She is also active in several charitable causes. Ms. Lopez Russell’s blend of business expertise and philanthropic interests, together with her experience in dealing with the public and media as a renowned professional athlete, enables her to provide the Board with valuable perspectives on our management, strategy, and risks.

The J. M. Smucker Company 2019 Proxy Statement	17

ELECTION OF DIRECTORS

ALEX SHUMATE Age: 69 Director Since: 2009 Committee: Nominating (Chair)

Professional Experience

Mr. Shumate is the Managing Partner, North America of Squire Patton Boggs (US) LLP, where he has practiced law since February 1988. Mr. Shumate is also the chairman of the board, lead director, and a member of the governance and nominating committee of CyrusOne Inc., a publicly traded provider of data center consulting services, and a trustee on The Ohio State University Board of Trustees. From July 2005 to January 2013, he served as a director of Cincinnati Bell, Inc., a publicly traded provider of voice and data telecommunications products and services. He also served as a director of the Wm. Wrigley Jr. Company from 1998 until its acquisition in 2008, as well as Nationwide Financial Services, Inc. from 2002 until its acquisition in 2009.

Skills and Qualifications

The Board concluded that Mr. Shumate should serve as a Director primarily due to his significant legal background and his experience in managing a business and serving as a director of other public companies and as a trustee of several non-profit organizations. Mr. Shumate has practiced law for nearly 40 years and was named a Lawyer of the Year 2017 by Best Lawyers and an Ohio Super Lawyer by Law and Politics magazine. Together with his service as a director of other public companies, Mr. Shumate’s background allows him to provide valuable insights to the Board, particularly in regard to corporate governance and risk issues that we confront.

MARK T. SMUCKER Age: 49 Director Since: 2009 Committee: None

Professional Experience

Mr. Smucker has been our President and Chief Executive Officer since May 2016. Prior to that time, he served as President and President, Consumer and Natural Foods, from April 2015 through April 2016, President, U.S. Retail Coffee, from May 2011 through March 2015, President, Special Markets, from August 2008 through April 2011, Vice President, International, from July 2007 through July 2008, and Vice President, International and Managing Director, Canada, from May 2006 through June 2007. Mr. Smucker is the son of Timothy P. Smucker, who serves as a Director of the Company, and the nephew of Richard K. Smucker, who serves as a Director and executive officer of the Company.

Skills and Qualifications

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as our President and Chief Executive Officer, his significant knowledge of the Company gained from more than 20 years of experience in various positions within the Company, and his experience serving as a director of the Grocery Manufacturers Association and a former director and member of the compensation committee of GS1 U.S. The Board believes that the perspectives that Mr. Smucker brings to the Board are particularly valuable in light of the significance of the coffee and consumer foods businesses to the Company. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of our corporate culture that has contributed significantly to our long-term success.

18	The J. M. Smucker Company 2019 Proxy Statement

ELECTION OF DIRECTORS

RICHARD K. SMUCKER Age: 71 Director Since: 1975 Committee: None

Professional Experience

Mr. Smucker has been our Executive Chairman since May 2016. He served as Chief Executive Officer from August 2011 through April 2016, Co-Chief Executive Officer from February 2001 through August 2011, Executive Chairman from August 2008 through August 2011, and President from August 1987 through April 2011. He was a director of The Sherwin-Williams Company, a publicly traded manufacturer of coatings and related products, from September 1991 through April 2016. Mr. Smucker also served as a director of the Cleveland Federal Reserve Bank from January 2010 through December 2015. Mr. Smucker is the brother of Timothy P. Smucker, who serves as a Director of the Company, and the uncle of Mark T. Smucker, who serves as a Director and executive officer of the Company.

Skills and Qualifications

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as our Executive Chairman and former Chief Executive Officer, his intimate knowledge of the Company, his experience serving as a director of other private and public companies, and his financial knowledge and experience. The Board believes that Mr. Smucker’s extensive experience in and knowledge of our business gained as a result of his long-time service as a member of management is essential to the Board’s oversight of the Company and our business operations. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of our corporate culture that has contributed significantly to our long-term success.

TIMOTHY P. SMUCKER Age: 75 Director Since: 1973 Committee: None

Professional Experience

Mr. Smucker has been our Chairman Emeritus since May 2016. He served as Chairman of the Board from August 1987 through April 2016 and as Co-Chief Executive Officer from February 2001 through August 2011. Mr. Smucker is the Chairman Emeritus of the GS1 Management Board, a leading global organization dedicated to the design and implementation of global standards and solutions to improve the efficiency and visibility of the supply and demand chains globally and across sectors. In addition, Mr. Smucker serves as a trustee on The Ohio State University Board of Trustees. Mr. Smucker is the brother of Richard K. Smucker and the father of Mark T. Smucker, both of whom serve as Directors and executive officers of the Company. The Board unanimously approved Mr. Smucker’s nomination as a Director although he has attained age 72 as required under the Guidelines.

Skills and Qualifications

The Board concluded that Mr. Smucker should serve as a Director largely due to his role as our Chairman Emeritus, his intimate knowledge of the Company, and his experience serving as a director of other private and public companies. The Board believes that Mr. Smucker’s extensive experience in and knowledge of our business gained as a result of his long-time service as a member of management is essential to the Board’s oversight of the Company and our business operations. The Board also believes that continuing participation by qualified members of the Smucker family on the Board is an important part of our corporate culture that has contributed significantly to our long-term success.

The J. M. Smucker Company 2019 Proxy Statement	19

ELECTION OF DIRECTORS

DAWN C. WILLOUGHBY Age: 50 Director Since: 2017 Committee: Nominating

Professional Experience

Ms. Willoughby was the Executive Vice President and Chief Operating Officer of The Clorox Company, a manufacturer and marketer of consumer and professional products, from September 2014 through January 2019. She also served as the company’s Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad Products, along with several other positions since she was initially hired in 2001. Prior to her career at The Clorox Company, Ms. Willoughby spent nine years with The Procter & Gamble Company, where she held several positions in sales management. In May 2013, Ms. Willoughby was named one of the most influential women in the Bay Area by the San Francisco Business Times.

Skills and Qualifications

The Board concluded that Ms. Willoughby should serve as a Director primarily due to her extensive leadership experience at consumer goods companies and her experience serving as a director of several non-profit organizations. Specifically, Ms. Willoughby brings leadership and operating skills through her former roles with The Clorox Company and The Procter & Gamble Company, and insights regarding sustainability through her former role with The Clorox Company. Ms. Willoughby’s background enables her to provide valuable insights to the Board, particularly in management, strategy, sales, marketing, and sustainability.

The Board unanimously recommends a vote FOR each of the nominees named in this proxy statement for election to the Board.

20	The J. M. Smucker Company 2019 Proxy Statement

BOARD AND COMMITTEE MEETINGS

Board Meetings

During fiscal year 2019, there were six meetings of the Board. All Directors are required to attend at least 75% of the total number of Board and Committee meetings for which they were eligible. During fiscal year 2019, all Directors attended at least 75% of the total number of Board and Committee meetings for which they were eligible. We have not adopted a formal policy requiring Directors to attend the annual meeting of shareholders. However, all Directors attended the 2018 annual meeting of shareholders.

The Board has a Nominating Committee, a Compensation Committee, and an Audit Committee. All Committees are comprised entirely of independent Directors in accordance with the NYSE listing standards. Each Committee operates under a written charter, which is posted on our website at www.jmsmucker.com. A copy of each charter will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667. Each Committee believes that its charter is an accurate and adequate statement of such Committee’s responsibilities, and each Committee reviews its charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

The table below shows current members of each of the Committees and the number of meetings held by each Committee in fiscal year 2019.

Name	Audit Committee	Compensation Committee	Nominating Committee

Kathryn W. Dindo	F

Paul J. Dolan

Jay L. Henderson	F

Elizabeth Valk Long

Gary A. Oatey

Kirk L. Perry

Sandra Pianalto	F

Nancy Lopez Russell

Alex Shumate

Dawn C. Willoughby

Number of Meetings	12	4	3
Chair Member F Financial Expert

Director Compensation

We use a combination of cash and stock-based compensation to attract, compensate, and retain non-employee Directors who serve on the Board. The Compensation Committee engages its outside compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), to perform an annual review of Director compensation in order to remain aware of current trends in Director compensation. At the Compensation Committee’s January 2019 meeting, Semler Brossy presented a competitive review of Director compensation (which is evaluated against the peer group set forth on page 40 of this proxy statement) and Director compensation trends. Based on this review, the Compensation Committee and the Board approved an increase in the compensation to be paid to our non-employee Directors, as set forth below, which became effective as of May 1, 2019. Employee Directors do not receive compensation for their services as Directors.

The J. M. Smucker Company 2019 Proxy Statement	21

BOARD AND COMMITTEE MEETINGS

For fiscal year 2020, non-employee Directors will be eligible to receive the following compensation:

Type of Compensation	Amount
Annual Retainer	$100,000 per year
Additional Annual Retainer for Lead Independent Director	$ 20,000 per year
Additional Annual Retainer for Audit Committee Members	$ 5,000 per year
Additional Annual Retainer for Audit Committee Chair	$ 15,000 per year
Additional Annual Retainer for Compensation Committee Chair	$ 15,000 per year
Additional Annual Retainer for Nominating Committee Chair	$ 15,000 per year
Annual Grant of Deferred Stock Units	$150,000 in deferred stock units

The annual grant of deferred stock units having a value of $150,000 is made in October of each year. The deferred stock units are awarded under The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan (the “2010 Plan”), which was approved by our shareholders at our 2010 and 2015 annual meetings. The deferred stock units vest immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2020, non-employee Directors may elect to receive a portion of their annual retainer in the form of deferred stock units. Such amounts are deferred under the Nonemployee Director Deferred Compensation Plan, which was initially adopted by the Board on January 1, 2007 and amended and restated on January 1, 2014 (the “Nonemployee Director Deferred Compensation Plan”). All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of service as a non-employee Director (subject to a waiting period for deferred stock units granted in certain years).

For fiscal year 2019, non-employee Directors were eligible to receive the following compensation:

Type of Compensation	Amount
Annual Retainer	$100,000 per year
Additional Annual Retainer for Audit Committee Members	$ 5,000 per year
Additional Annual Retainer for Audit Committee Chair	$ 15,000 per year
Additional Annual Retainer for Compensation Committee Chair	$ 15,000 per year
Additional Annual Retainer for Nominating Committee Chair	$ 12,500 per year
Annual Grant of Deferred Stock Units	$ 135,000 in deferred stock units

The annual grant of deferred stock units having a value of $135,000 was issued out of the 2010 Plan. The deferred stock units vested immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2019, non-employee Directors could have elected to receive a portion of their annual retainer in the form of deferred stock units. Such amounts were deferred under the Nonemployee Director Deferred Compensation Plan. All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares upon termination of service as a non-employee Director (subject to a waiting period for deferred stock units granted in certain years).

22	The J. M. Smucker Company 2019 Proxy Statement

BOARD AND COMMITTEE MEETINGS

The following table reflects compensation earned by the non-employee Directors for fiscal year 2019:

2019 Director Compensation

Name (1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($) (5) (6)	Total ($)
Kathryn W. Dindo	$105,000	$135,000	—	$2,500	$242,500
Paul J. Dolan	$115,000	$135,000	—	—	$250,000
Jay L. Henderson	$120,000	$135,000	—	—	$255,000
Elizabeth Valk Long (7)	$100,000	$135,000	—	$2,500	$237,500
Gary A. Oatey	$100,000	$135,000	—	—	$235,000
Kirk L. Perry	$100,000	$135,000	—	—	$235,000
Sandra Pianalto	$105,000	$135,000	—	$2,500	$242,500
Nancy Lopez Russell	$100,000	$135,000	—	—	$235,000
Alex Shumate	$112,500	$135,000	—	—	$247,500
Timothy P. Smucker	$100,000	$135,000	—	$76,760	$311,760
Dawn C. Willoughby	$100,000	$135,000	—	—	$235,000

(1)

Mark T. Smucker and Richard K. Smucker are not included in this table as they are employees of the Company and receive no compensation for their services as Directors. The compensation received by Mark T. Smucker and Richard K. Smucker as employees of the Company is shown in the “Summary Compensation Table” on page 54 of this proxy statement.

(2)

As of April 30, 2019, each non-employee Director had the aggregate number of deferred stock units and stock options shown in the following table. Deferred stock units include deferred meeting and retainer compensation and annual stock unit awards valued at a predetermined dollar amount, along with additional stock units credited as a result of the reinvestment of dividends.

Name	Deferred Stock Units	Stock Options
Kathryn W. Dindo	40,835	—
Paul J. Dolan	35,623	—
Jay L. Henderson	3,676	—
Elizabeth Valk Long	62,547	—
Gary A. Oatey	39,134	—
Kirk L. Perry	4,326	—
Sandra Pianalto	6,198	—
Nancy Lopez Russell	20,345	—
Alex Shumate	14,624	—
Timothy P. Smucker	4,526	—
Dawn C. Willoughby	3,173	—

(3)

The amounts set forth in this column reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for stock awards granted to the non-employee Directors in the fiscal year ended April 30, 2019.

The J. M. Smucker Company 2019 Proxy Statement	23

BOARD AND COMMITTEE MEETINGS

(4)	No stock options were awarded to non-employee Directors in fiscal year 2019.

(5)

The amounts set forth in this column for Kathryn W. Dindo, Elizabeth Valk Long, and Sandra Pianalto reflect charitable matching gifts under our matching gift program, which is available to all of our full-time employees, Directors, and retirees. We match gifts of up to $2,500 per calendar year to accredited colleges and universities that offer four-year degree programs.

(6)

Non-employee Directors occasionally receive perquisites provided by or paid by us. During fiscal year 2019, these perquisites included samples of our products and tickets to Company sponsored events. The aggregate value of all benefits provided to each non-employee Director in fiscal year 2019 was less than $10,000, except for Timothy P. Smucker. As a former employee of the Company and current non-employee Director, Timothy P. Smucker received certain perquisites during fiscal year 2019. These perquisites included the use of Company office space and administrative services, his personal use of our aircraft, and reimbursement of certain cell phone and travel expenses in furtherance of his service to the Company. The incremental value of the perquisites for Timothy P. Smucker is included in this column. The aggregate value of each perquisite or other personal benefit exceeding the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for Mr. Smucker is as follows: personal use of our aircraft totaled $76,760. In valuing personal use of our aircraft in fiscal year 2019, we used aggregate incremental costs incurred, including costs related to fuel, landing fees, crew meals, and other miscellaneous costs.

(7)	After many years of distinguished service, Elizabeth Valk Long will be retiring from the Board on August 14, 2019, at the expiration of her current term.

Stock Ownership Requirements

The Board has established a minimum share ownership requirement for non-employee Directors equal in value to five times the annual cash retainer paid to each non-employee Director. The Board policy also provides that each non-employee Director should attain this ownership threshold within five years of joining the Board. All non-employee Directors have met or exceeded the ownership requirement, with the exception of Dawn C. Willoughby (who was elected to the Board in August 2017 and has until August 2022 to meet the ownership threshold).

Executive Sessions and Lead Independent Director

On a regular basis, the independent Directors hold meetings in executive session without the presence of management. In fiscal year 2019, the Board held four regularly scheduled executive sessions in which only the independent Directors were present. As provided in the Guidelines (prior to their amendment effective April 17, 2019), these meetings were chaired by Alex Shumate, the Chair of the Nominating Committee.

Commencing in fiscal year 2020, meetings of the independent Directors will be chaired by the Lead Independent Director, who will be the Chair of one of the Committees on a rotating term of two years, commencing with the Chair of the Nominating Committee, followed by the Chair of the Compensation Committee, and then the Chair of the Audit Committee. The Lead Independent Director will coordinate the activities of the other independent Directors and perform such other duties and responsibilities as the Board may determine, including the following:

Preside at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent Directors;

Serve as a liaison between the Executive Chairman and the Chief Executive Officer and the independent Directors;

Call executive sessions or meetings of the independent Directors;

Provide input regarding meeting materials sent to the Board, including the quality, quantity, appropriateness, and timeliness of such information;

Provide input regarding meeting agendas and schedules for the Board meetings; and

Serve as an advisor to the Committee chairs in fulfilling their designated roles and responsibilities to the Board.

24	The J. M. Smucker Company 2019 Proxy Statement

BOARD AND COMMITTEE MEETINGS

Nominating, Governance, and Corporate Responsibility Committee Meetings in fiscal year 2019: 3 Current Committee Members: Alex Shumate (Chair) Nancy Lopez Russell Dawn C. Willoughby

Primary Responsibilities

   Developing qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors

   Evaluating the performance of our Chief Executive Officer and our incumbent Directors, including our Executive Chairman

   Considering and proposing Director nominees for election at the annual meeting

   Recommending candidates to fill Board vacancies as they may occur

   Making recommendations to the Board regarding the Committees’ memberships

   Developing and generally monitoring the Guidelines and, at least annually, leading the Directors in a discussion of major corporate governance issues

   Developing an annual self-evaluation process of the Directors and implementing such process upon approval by the Directors

   Considering key management succession planning issues as presented annually by management

   Making recommendations to the Board regarding Director orientation and continuing training

   Developing procedures for shareholders to communicate with the Board

   Administering the annual evaluation of the Board

   Reviewing and discussing with senior management the Company’s risks associated with the Board’s organization, membership, and structure, succession planning for Directors and officers, and corporate governance

   Overseeing the Company’s corporate responsibility and sustainability programs, including environmental, social, and corporate citizenship matters

   Performing other functions or duties deemed appropriate by the Board

The J. M. Smucker Company 2019 Proxy Statement	25

BOARD AND COMMITTEE MEETINGS

Executive Compensation

Committee

Meetings in fiscal year 2019: 4

Current Committee Members:

Paul J. Dolan (Chair)

Elizabeth Valk Long*

Kirk L. Perry

Gary A. Oatey

* Ms. Long will retire from the Board on August 14, 2019 and, therefore, will no longer serve on the Compensation Committee.

Primary Responsibilities

  Establishing, regularly reviewing, and implementing our compensation philosophy

  Determining the total compensation packages of our executive officers

  Reviewing and approving any proposed employment, consulting, or other agreement, or any proposed severance or retention plan with our executive officers

  Reviewing and approving corporate performance goals and objectives relating to compensation of our executive officers, and evaluating our executive officers’ performance against these goals

  Approving and administering the terms and policies of our long-term incentive compensation programs (including our restricted stock program) for executive officers

  Reviewing and approving any new benefit programs, or changes to existing benefit programs, that are unique to the executive officers

  Reviewing compensation issues related to key management succession

  Overseeing regulatory compliance with respect to compensation matters

  Reviewing the compensation paid to non-employee Directors and, as appropriate, making recommendations to the Board

  With the assistance of our management and any outside consultants the Compensation Committee deems appropriate, overseeing the risk assessment of our compensation arrangements and reviewing, at least annually, the relationship (if any) between our risk management policies and practices and our compensation arrangements

  Overseeing shareholder communications on executive compensation matters, including shareholder votes on executive compensation, and assessing the results of shareholder advisory votes on executive compensation

  Developing stock ownership guidelines for our Directors and executive officers and monitoring compliance with such guidelines

  Selecting an appropriate peer group of companies of similar size in similar industries, targeting an appropriate total pay positioning in relation to such peer group, and monitoring the competitiveness of executive officer pay against such peer group in relation to the Company’s relative performance

  Assessing the independence of, setting the fees or other retention terms for, and engaging compensation consultants and other advisers to help evaluate non-employee Director and executive officer compensation

  Performing other functions or duties deemed appropriate by the Board

Additional information about the Compensation Committee and related topics is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Report

The Compensation Committee Report is set forth on page 68 of this proxy statement.

26	The J. M. Smucker Company 2019 Proxy Statement

BOARD AND COMMITTEE MEETINGS

Audit Committee

Meetings in fiscal year 2019: 12

(includes telephonic or in-person meetings to review the Company’s quarterly filings with the SEC on Form 10-Q and earnings release information)

Current Committee Members:

Jay L. Henderson (Chair)

Kathryn W. Dindo

Sandra Pianalto

Primary Responsibilities

  Determining annually that at least one of its members meets the definition of “audit committee financial expert”

  Reviewing annually the financial literacy of each of its members, as required by the NYSE

  Appointing the Independent Auditors and pre-approving all services and related fees for the year

  Reviewing with the Independent Auditors the scope and thoroughness of the Independent Auditors’ examination and considering recommendations of the Independent Auditors

  Reviewing the sufficiency and effectiveness of our system of internal controls, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, with our financial officers, the Independent Auditors, and, to the extent the Audit Committee deems necessary, legal counsel

  Reviewing and discussing our earnings press releases and quarterly and annual filings with the SEC on Form 10-Q and Form 10-K, respectively

  Overseeing the Internal Audit function, including approving the appointment of the lead internal auditor, reviewing summaries and reports from Internal Audit, and approving the annual Internal Audit plan

  Reviewing and monitoring, with our senior management, our overall financial risk exposures and risk management process, including reviewing our risk management hedging strategies and cybersecurity processes and risk mitigation strategies

  Overseeing the Compliance function, including establishing procedures for addressing complaints regarding accounting, internal controls, or other auditing matters, obtaining reports to confirm the Company is in compliance with applicable legal requirements, reviewing legal and regulatory matters that have a material impact on the financial statements, policies, and internal controls of the Company, and receiving reports of any violations of the Code of Conduct by Directors or elected officers

  Reviewing and approving, as appropriate, related party transactions consistent with the guidelines set forth in the Code of Conduct and our related party transaction policy

  Reviewing and approving the independent auditors of our pension plans and reviewing the pension plans’ audit results

  Performing other functions or duties deemed appropriate by the Board

Financial Literacy and Independence

The Audit Committee reviewed the financial literacy of each of its members, as required by the listing standards of the NYSE, and determined that each of its members meets the criteria established by the NYSE. The Audit Committee also reviewed the definition of an “audit committee financial expert” as set forth in Regulation S-K and determined that all members, Kathryn W. Dindo, Jay L. Henderson, and Sandra Pianalto, satisfy the criteria for an independent audit committee financial expert. The Board adopted a resolution at its April 2019 meeting designating each of Ms. Dindo, Mr. Henderson, and Ms. Pianalto as an “audit committee financial expert” within the meaning of Regulation S-K.

Report

The Audit Committee Report is set forth on page 28 of this proxy statement.

The J. M. Smucker Company 2019 Proxy Statement	27

REPORT OF THE AUDIT COMMITTEE

The Audit Committee Members

The Audit Committee is composed of three independent Directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board has determined that all of our Audit Committee members, Mr. Henderson, Ms. Dindo, and Ms. Pianalto, satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an “audit committee financial expert” as that term is defined by the rules of the SEC.

Roles and Responsibilities

The Audit Committee operates under a written charter adopted by the Audit Committee and approved by the Board. The charter was most recently amended in April 2019. The Audit Committee oversees our financial reporting process on behalf of the Board and serves as the primary communication link between the Board as the representative of our shareholders, the Independent Auditors, Ernst & Young LLP, and our internal auditors. Our management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Auditors are responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (the “PCAOB”).

Required Disclosures and Discussions

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management and the Independent Auditors the financial statements and related financial statement disclosures included in our Quarterly Reports on Form 10-Q and the audited financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2019. The Audit Committee also reviewed with the Independent Auditors their judgments as to the Company’s internal controls over financial reporting and the quality and acceptability of our accounting policies, management judgments, and accounting estimates. The Audit Committee’s review with the Independent Auditors included a discussion of other matters required to be discussed under Auditing Standards promulgated by the PCAOB. The Independent Auditors have provided the Audit Committee with the written disclosures required by the PCAOB standards regarding communications with the Audit Committee concerning independence and has discussed those disclosures with the Independent Auditors. The Audit Committee also considered the compatibility of non-audit services with the Independent Auditors’ independence and pre-approved all non-audit services to be provided by the Independent Auditors in accordance with the Audit Committee’s policies and procedures and applicable laws and regulations.

Committee Recommendation to Include Financial Statements in Annual Report

The Audit Committee discussed with our internal auditors and Independent Auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Independent Auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of our internal controls, including a review of the disclosure control process, and the overall quality of our financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2019.

AUDIT COMMITTEE

Jay L. Henderson, Chair

Kathryn W. Dindo

Sandra Pianalto

28	The J. M. Smucker Company 2019 Proxy Statement

SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the aggregate fees, including out of pocket expenses, paid to the Independent Auditors for the fiscal years ended April 30, 2019 and April 30, 2018:

	2019 Fees (in thousands)	2018 Fees (in thousands)	Description

Audit Fees	$4,277	$3,676

Audit fees primarily relate to (i) the audit of our consolidated financial statements as of and for the fiscal years ended April 30, 2019 and April 30, 2018; (ii) statutory audits of certain international subsidiaries; (iii) the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and (iv) the reviews of our unaudited condensed consolidated interim financial statements as of July 31, October 31, and January 31 for fiscal years 2019 and 2018. The increase in audit fees in fiscal year 2019 is primarily due to the work required related to acquisitions. These procedures did not occur in fiscal year 2018.

Audit-Related Fees	$175	$193

Fees for services that are related to the performance of the audit or review of financial statements and are not included in “Audit Fees,” including financial reporting advisory services, acquisition-related due diligence, audits of certain employee benefit plans, subscription to on-line research services, and other attest services.

Tax Fees	$2,121	$1,110

Tax fees are primarily for tax work in connection with strategic transactions and for tax compliance, preparation, and planning services. The increase in tax fees in fiscal year 2019 is primarily due to an increased amount of tax work for domestic tax advisory and acquisition related services during such fiscal year.

All Other Fees	$0	$423	Fees for services that are not included in the above categories. The fees for fiscal year 2018 were primarily for strategic transactions.
TOTAL	$6,573	$5,402

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee charter, as well as the policies and procedures adopted by the Audit Committee, require that all audit and permitted non-audit services provided by the Independent Auditors be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and, in limited circumstances, other services. In determining whether to pre-approve any such services, the Audit Committee considers whether such services are consistent with the SEC’s and PCAOB’s rules on auditor independence and whether the provision of such services by an independent auditor would impair the independent auditor’s independence. The Audit Committee’s pre-approval identifies with particularity the type of service to be provided and the fixed amount or range of estimated fees. Such service descriptions contain sufficient detail so that management is not required to exercise discretion in interpreting the scope of the pre-approved service.

Should it be necessary to engage the Independent Auditors for additional services between scheduled Audit Committee meetings, the Chair of the Audit Committee has been delegated the authority to approve such permitted services up to $250,000 for a specific engagement. The Chair of the Audit Committee then reports such pre-approval at the next Audit Committee meeting. The approval policies and procedures of the Audit Committee do not include delegation of the Audit Committee’s responsibility to our management.

All of the services described above were pre-approved by the Audit Committee, or the Chair of the Audit Committee, before the Independent Auditors were engaged to render the services and in accordance with the approval policies and procedures adopted by the Audit Committee.

The J. M. Smucker Company 2019 Proxy Statement	29

INDEPENDENT AUDITOR REVIEW AND APPOINTMENT PROCESS

The Audit Committee has the primary responsibility for the appointment, compensation, and oversight of the Independent Auditors and the approval and ratification of the lead audit partner selected by the Independent Auditors. The Audit Committee evaluates the performance of the Independent Auditors, including the senior audit engagement team members, each year and determines whether to re-engage the current Independent Auditors or consider other audit firms. The Audit Committee has implemented a formal written evaluation process to evaluate the performance of the current Independent Auditors. The evaluation includes, among other things:

A review of the audit planning process, the overall audit scope and plans, and the results of internal and external audit examinations;

The experience, knowledge, capabilities, technical expertise, and skills of the firm, engagement partner, and audit team and the quality and efficiency of the audit services provided;

The communications, interaction, and accessibility of the engagement partner and audit team with the Audit Committee and the Chair of the Audit Committee;

The independence, objectivity, integrity, and professional skepticism of the firm, engagement partner, and audit team;

The development and management of the audit budget and audit fees paid; and

Other questions related to the independence of the Independent Auditors and the ability of the Independent Auditors to remain independent.

Based on these evaluations, the Audit Committee decided that it was in the best interest of the Company and its shareholders to engage Ernst & Young LLP as our Independent Auditors for fiscal year 2020. Although the Audit Committee has the sole authority to appoint the Independent Auditors, the Audit Committee has continued its long-standing practice of recommending that the Board ask our shareholders to ratify the appointment of the Independent Auditors at our annual meeting of shareholders.

BENEFITS OF A LONG-TENURED AUDITOR

The Audit Committee considered the tenure of the Independent Auditor and determined that a number of benefits of a long-tenured auditor exist, including:

Through more than 60 years of experience with the Company, the Independent Auditors have gained a deep understanding of the Company and its businesses, the industry in which it operates, accounting policies and practices, internal controls over financial reporting, and risks;

Efficiencies have been gained in the audit process, resulting in an efficient fee structure that is competitive with our peer companies; and

Appointing a new auditor would require a significant amount of management’s time for onboarding activities.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

The Code of Conduct has established procedures for receiving confidential, anonymous complaints by employees and from third parties regarding accounting, internal accounting controls, or auditing matters. The Senior Vice President, General Counsel and Secretary and Director, Internal Audit advise the Audit Committee regarding any reports or investigations related to accounting, internal accounting controls, or auditing matters. The Chair of the Audit Committee receives an automatic notification if a significant financial issue is reported. The Code of Conduct is posted on our website at www.jmsmucker.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

30	The J. M. Smucker Company 2019 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2 on the proxy card)

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent external auditor for the fiscal year ending April 30, 2020. Ernst & Young LLP has served as our independent external auditor continuously since fiscal year 1955. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent external auditor is in the best interests of our shareholders. The Audit Committee has requested that our shareholders ratify this decision.

A representative of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement, if so desired, and to respond to appropriate questions with respect to that firm’s examination of our financial statements for the fiscal year ended April 30, 2019.

Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of Ernst & Young LLP to our shareholders for ratification at the annual meeting as a matter of good corporate practice and in order to provide a means by which shareholders may communicate their opinion to the Audit Committee. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders.

The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have no effect on the vote for this proposal. Unless otherwise directed, common shares represented by proxy will be voted “FOR” the approval of this proposal.

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

The J. M. Smucker Company 2019 Proxy Statement	31

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

(Proposal 3 on the proxy card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010 (the “Dodd-Frank Act”), requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Securities Exchange Act of 1934, as amended. In 2017, our shareholders voted to conduct this advisory vote on an annual basis until at least 2023.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of the Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the creation of long-term shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on us, the Board, or the Compensation Committee. To the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate what actions, if any, may be necessary to address the concerns of shareholders.

At our 2018 annual meeting, our executive compensation program received approval from approximately 95% of the votes cast on such proposal. We believe that this result demonstrates our shareholders’ endorsement of the Compensation Committee’s executive compensation decisions and policies. Nonetheless, we have continued to make improvements to our short-term and long-term incentive awards programs, as set forth in more detail below in the “Compensation Discussion and Analysis” section of this proxy statement.

The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, our executive compensation. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have no effect on the vote for this proposal. Unless otherwise directed, common shares represented by proxy will be voted “FOR” the approval of this proposal. Under our Amended Articles of Incorporation (the “Articles”), shareholders are entitled to cast ten votes per share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on this proposal is a non-binding, advisory vote, we have determined that such ten-votes-per-share provisions will not apply to this proposal. Accordingly, we ask our shareholders to vote on the following resolution at our annual meeting:

“RESOLVED, that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in our proxy statement for the 2019 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, and the other related tables and disclosures.”

KEY COMPENSATION PRACTICES

✓ Performance-based pay makes up 69% - 84% of Named Executive Officers’ target compensation

✓ Varied metrics for short-term and long-term incentive awards

✓ Officer stock ownership policy with significant stock ownership by all Named Executive Officers

✓ Compensation practices do not encourage excessive risk taking

✓ Compensation consultant only provides services to Compensation Committee

✓ Use of tally sheets to approve Named Executive Officers’ compensation

✓ No tax gross-ups policy

✓ Clawback policy

✓ No hedging and no pledging policies

✓ Changes to short-term incentive awards for fiscal year 2019 and long-term incentive awards for fiscal year 2020

The Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

32	The J. M. Smucker Company 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee regularly reviews our compensation philosophy and objectives. The Compensation Committee is also responsible for reviewing and approving compensation for our executive officers on an annual basis. A description of the Compensation Committee’s responsibilities is set forth in detail in its charter, which is posted on our website at www.jmsmucker.com.

Set forth below is a detailed discussion of our compensation program for our executive officers organized as follows:

Executive Summary

We manage our business with the long-term objective of providing value to all of our constituents — namely, consumers, customers, employees, suppliers, communities in which we have a presence, and shareholders. Our compensation philosophy is that compensation for all employees, including our executive officers, should be:

performance-based;

fair and equitable when viewed both internally and externally; and

competitive in order to attract, reward, and retain the best qualified individuals.

We have designed our compensation programs to reflect each of these characteristics. The performance-based incentives (comprised of corporate performance, and in some cases, individual performance and strategic business area performance) seek to reward both short-term and long-term results and to align the interests of our executive officers and other participants with the interests of our shareholders. Our executive officers receive a compensation package that primarily consists of an annual base salary, short-term incentive awards, and long-term incentive awards.

The Compensation Committee sets performance targets for participants, including executive officers, in June of each year for the fiscal year commencing the prior May 1st. We believe that the performance targets established by the Compensation Committee, based on adjusted operating income, adjusted earnings per share, free cash flow, and, in some cases, strategic business area performance, require participants, including executive officers, to perform at a high level. During the five-year period from fiscal year 2015 through fiscal year 2019, our annual compounded growth rate in adjusted earnings per share (excluding the impacts described on the following page) was approximately 6%, with a total shareholder return of approximately 8%. In addition, we increased our dividend rate payable to shareholders every year during this period.

The J. M. Smucker Company 2019 Proxy Statement	33

EXECUTIVE COMPENSATION

In addition, beginning with awards made in June 2019 for fiscal year 2020, the Compensation Committee has approved significant changes to our long-term incentive compensation program in order to strengthen the alignment of our management incentives with our long-term business objectives, to better align the interests of management with the interests of our shareholders, and to increase the market competitiveness of our long-term plan design, as set forth below under the heading “Changes to Long-Term Incentive Compensation Program.”

Fiscal Year 2019 Financial Performance

The chart below summarizes our key financial results for fiscal year 2019 compared to fiscal year 2018.

Dollars in millions, except per share data	Fiscal 2019	Fiscal 2018	Change (%)
Net Sales	$7,838.0	$7,357.1	7%
Adjusted Operating Income*	$1,492.3	$1,439.7	4%
Adjusted Earnings Per Share (as modified)*	$8.29	$7.76	7%
Free Cash Flow*	$781.4	$896.1	-13%
Fiscal Year End Stock Price	$122.63	$114.08	7%

*

Adjusted operating income and adjusted earnings per share exclude certain items affecting comparability, which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs, and unallocated derivative gains and losses. In addition to these items affecting comparability, we further expanded our adjusted earnings per share measure for fiscal years 2019 and 2018 to also exclude certain one-time discrete tax adjustments. These adjustments include the effect of the one-time items associated with U.S. tax reform legislation enacted in December 2017, which includes certain adjustments related to the remeasurement of our U.S. deferred tax assets and liabilities and the recognition of the transition tax. Also included in these one-time discrete tax adjustments are the permanent tax impacts related to the goodwill impairment charges that were recorded during fiscal years 2019 and 2018.

Generally, adjusted operating income, adjusted earnings per share, and free cash flow are calculated as defined for incentive compensation purposes, but, as permitted by the plan, may be modified to exclude other items as determined by the Compensation Committee to adjust for any undue benefit or unintended detriment as a result of significant unplanned one-time items. Fiscal year 2019 financial results have not been modified; however, in fiscal year 2018, adjusted earnings per share was modified to partially exclude the unplanned earnings benefit resulting from the lower effective tax rate associated with U.S. tax reform legislation. For fiscal year 2018, the Compensation Committee used the adjusted earnings per share (as modified) amount to evaluate our performance in relation to our adjusted earnings per share goal for the fiscal year.

For a reconciliation of adjusted operating income, adjusted earnings per share (as modified), and free cash flow for fiscal years 2019 and 2018, see Appendix A. For a description of how we calculate adjusted operating income, adjusted earnings per share, and free cash flow, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K, which can be found on our website at www.jmsmucker.com/investor-relations.

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EXECUTIVE COMPENSATION

Our fiscal year 2019 performance was one of the key factors in the compensation decisions for the fiscal year, as more specifically discussed below.

Elements of Executive Officers’ Compensation for Fiscal Year 2019

Annual Base Salary

Salary ranges are determined in the same manner for each of our salaried employees, including each executive officer. The base salaries paid to each executive officer are intended to fall within an established range based on market practice. Actual pay within the range reflects the experience of the executive officer, his or her performance, and the scope of his or her responsibility.

Short-Term Incentive Awards for Fiscal Year 2019 (Cash-Based)

Our short-term, performance-based incentive compensation program is cash-based and is designed to reward key employees, including executive officers, for their contributions to the Company based on clear, measurable criteria. The Compensation Committee evaluates the following criteria and information when approving the short-term incentive awards for executive officers:

our performance in relation to our adjusted operating income goal for the fiscal year;

in general, if an executive officer has responsibilities that include oversight of a strategic business area, a significant percentage of this short-term incentive award is tied to that strategic business area’s performance in relation to its annual segment profit goal; and

an executive officer’s achievement of established objectives.

The Compensation Committee reviews attainment of relevant profit goals for these areas each year. Short-term incentive awards can range from 0% of the target award amount if we fail to achieve at least 80% of our adjusted operating income goal, to a maximum of 200% of the target award amount if we achieve or exceed 110% of our adjusted operating income goal. Executive officers’ target short-term incentive awards range from 40% to 125% of base salary depending on the responsibilities and experience of the executive officer. Specifically, with respect to fiscal year 2019, the Compensation Committee approved the target corporate adjusted operating income goal of $1,511 million, and we achieved adjusted operating income of $1,492 million, representing 99% of the target amount. As a result of exceeding the adjusted operating income threshold but not achieving the target, the corporate performance portion of the awards paid at 95% of the target for all participants.

Short-Term Award Snapshot (Cash-Based)

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EXECUTIVE COMPENSATION

Long-Term Incentive Awards for Fiscal Year 2019 (Stock-Based)

Our long-term, performance-based compensation is stock-based and is designed to align the interests of management with the interests of our shareholders. Actual long-term incentive awards are based 75% on our annual performance for adjusted earnings per share and 25% on our annual performance for free cash flow compared to plan, as established by the Compensation Committee the previous June. Awards can range from 0% of the restricted shares target if we fail to achieve 80% of our adjusted earnings per share goal, to a maximum of 150% of the restricted shares target award amount if we achieve or exceed 120% of our adjusted earnings per share and free cash flow goals. For fiscal year 2019, the Compensation Committee approved the target corporate adjusted earnings per share goal of $8.50 and the target corporate free cash flow goal of $825 million. Our executive officers’ long-term incentive award targets for fiscal year 2019 range from 60% to 420% of base salary depending on the responsibilities and experience of the executive officer. Specifically, with respect to fiscal year 2019, we achieved 98% of our adjusted earnings per share goal and 95% of our free cash flow goal, resulting in long-term incentive awards of 93.13% of the target.

Long-Term Award Snapshot (Stock-Based)

Target Pay Mix Summary

Target Pay Mix-CEO	Target Pay Mix-NEOs

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EXECUTIVE COMPENSATION

Significant Compensation Practices and Recent Modifications

Our compensation programs, practices, and policies are reviewed and reevaluated on an ongoing basis. We modify our compensation programs and practices to address evolving best practices and changing regulatory requirements. Listed below are some of our more significant practices and recent modifications.

Practices	Recent Modifications

Performance-Based Pay	As discussed above, we abide by a strong pay for performance philosophy. For fiscal year 2019, 69% to 84% of the target principal compensation components for the Named Executive Officers were variable and tied to financial performance.

No Tax Gross-Ups Policy	In April 2012, we adopted a Payment of Tax Gross-Ups Policy that prohibits tax gross-up payments to our executive officers.

Significant Stock Ownership	All of the Named Executive Officers exceed the minimum stock ownership guidelines, thereby strongly aligning each Named Executive Officer’s long-term interests with our shareholders. The minimum stock ownership requirement for our Executive Chairman and Chief Executive Officer is a multiple of six times their annual base salaries. Our other executive officers must own stock with a value of at least two times their annual base salaries.

Clawback Policy	In April 2012, we adopted a Clawback of Incentive Compensation Policy that allows us to recoup incentive-based compensation from our current or former executive officers under certain circumstances. Pursuant to the policy, we may demand repayment of any incentive-based compensation paid or granted to an executive officer in the event of a required accounting restatement of a financial statement of the Company (whether or not based on misconduct) due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws.

Compensation Risk Assessment

With oversight from Semler Brossy, our independent compensation consultant, we conducted a compensation risk assessment and concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not likely to have a material adverse effect on the Company.

Independent Compensation Committee	Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the NYSE and our director independence standards.

Outside Compensation Consultant	The Compensation Committee utilizes the services of Semler Brossy, an independent compensation consultant, which performs services solely in support of the Compensation Committee.

No Hedging Policy	We have a “no hedging” policy that prohibits Directors, executive officers, and employees from engaging in hedging transactions in our common shares or from purchasing our common shares “on margin.”

No Pledging Policy	We have a “no pledging” policy that prohibits Directors, executive officers, and employees from pledging any common shares as collateral for a margin loan or otherwise.

Use of Tally Sheets	The Compensation Committee annually reviews a tally sheet for each Named Executive Officer to inform total compensation decisions.

New Short-Term Incentive Award Performance Metric

Beginning with awards made in June 2019 for fiscal year 2019 performance, short-term cash incentive awards are based on the achievement of our annual performance target for adjusted operating income, in replacement of the prior performance metric of adjusted earnings per share. No short-term cash incentive awards are made if we do not achieve at least 80% of our adjusted operating income target.

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EXECUTIVE COMPENSATION

Practices	Recent Modifications

Changes to Long-Term Incentive Awards	Beginning with awards made in June 2019 for fiscal year 2020, participants will receive two separate long-term incentive awards. The first award consists of performance units that will generally vest at the end of three years and will be based 75% on the achievement of our three-year performance target for adjusted earnings per share and 25% on the achievement of our three-year performance target for return on invested capital. No performance units will be realized if we do not achieve at least 90% of the three-year performance target for adjusted earnings per share. The second award consists of stock options for elected officers that will generally ratably vest in equal tranches over a three-year period. Elected officers will receive 75% of their long-term incentive award in performance units and 25% in stock options.

2018 Say-on-Pay Advisory Vote Outcome

At our 2018 annual meeting, our executive compensation program received approval from approximately 95% of the votes cast on such proposal. We believe that this result demonstrates our shareholders’ endorsement of the Compensation Committee’s executive compensation decisions and policies. This shareholder vote was one of many factors contributing to the Compensation Committee’s decision to refrain from making significant changes to our compensation mix, peer group, or target levels. Nonetheless, we have continued to make improvements to our short-term and long-term incentive awards programs, as set forth in this “Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee will continue to consider results from future shareholder advisory votes, which will continue to be held annually unless shareholders select a different frequency of future votes on executive compensation, in its ongoing evaluation of our executive compensation programs and practices.

Components of Our Compensation Program for Executive Officers

Our executive officers receive a compensation package which consists of the following components:

Components	Description

Cash

•  annual base salary;

•  annual holiday bonus equal to 2% of annual base salary, which is provided to all of our salaried and hourly non-represented employees;

•  short-term incentive compensation program, in the form of a potential annual cash award (“Cash Incentive Award”), which provides participants the opportunity, subject to meeting specified goals, to earn an annual cash bonus; and

•  periodically, and under very particular circumstances, executives are awarded additional cash awards for extenuating circumstances.

Equity

•  our long-term incentive compensation program for fiscal year 2019, in the form of a potential annual grant of restricted shares, restricted stock units, or performance units (“Restricted Stock Award”), provides participants the opportunity, subject to meeting specified goals, to earn a grant of shares of Company stock, which generally vests at the end of a four-year period from the date of grant;

•  beginning with awards made in June 2019 for fiscal year 2020, participants will have the opportunity to earn two separate long-term incentive awards, consisting of performance units that will vest at the end of three years subject to meeting specified three-year performance goals and stock options or restricted stock that will ratably vest in equal tranches over such three-year period; and

•  periodically, and under very particular circumstances, executives are granted additional equity awards in the form of performance or time-based options or restricted shares.

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EXECUTIVE COMPENSATION

Components	Description

Health and Retirement Benefits

•  participation in health and welfare plans upon substantially the same terms as available to most of our other salaried employees;

•  participation in retirement plans (such as a 401(k) plan) upon substantially the same terms as available to most of our other similarly situated employees;

•  participation in one of three executive retirement plans, two of which have been closed to new participants (one of which was closed to current participants on December 31, 2017); and

•  periodic physical examinations upon the same terms as available to all of our employees at or above the Vice President level.

Other Benefits

•  the right for executive officers to defer part of their salary or cash bonus under a non-qualified, voluntary, deferred compensation plan; and

•  selected perquisites for certain executive officers, such as use of our aircraft (primarily by the Executive Chairman and the Chief Executive Officer), financial and tax planning assistance, tickets to entertainment events, and select reimbursement for club dues and expenses.

Role of Our Outside Compensation Consultant

Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to (i) engage compensation consultants to assist in the evaluation of non-employee Director and executive officer compensation, (ii) set the fees and other retention terms of such compensation consultants, and (iii) assess the independence of such compensation consultants. Such consultants report directly to the Compensation Committee and do not perform any services directly on behalf of our management team.

Before selecting a compensation consultant, the Compensation Committee takes into account all factors relevant to assessing such compensation consultant’s independence, including the following six factors:

the provision of other services to the Company by the compensation consultant’s employer;

the amount of fees received from the Company by the compensation consultant’s employer, as a percentage of total revenues of the employer;

the policies and procedures of the compensation consultant’s employer that are designed to prevent conflicts of interest;

any business or personal relationship of the compensation consultant with a member of the Compensation Committee;

any stock of the Company owned by the compensation consultant; and

any business or personal relationship of the compensation consultant or the compensation consultant’s employer with one of our executive officers.

The Compensation Committee has retained Semler Brossy as an outside consultant to assist, as directed, in the fulfillment of various aspects of its charter. Semler Brossy reports directly to the Compensation Committee and participates in executive sessions with the Compensation Committee, without members of our management present. Our Executive Chairman, Chief Executive Officer, Senior Vice President, Human Resources and Corporate Communications, and Senior Vice President, General Counsel and Secretary also attend the non-executive session portions of the Compensation Committee meetings.

In accordance with its corporate governance model, the Compensation Committee makes all decisions concerning compensation and benefits for our executive officers, and the Compensation Committee relies on Semler Brossy for advice, data, and market information regarding executive officer and director compensation.

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EXECUTIVE COMPENSATION

During fiscal year 2019, Semler Brossy attended all Compensation Committee meetings, either in person or by telephone, and assisted the Compensation Committee with:

providing updates on relevant trends and developments in executive officer and director compensation;

assessing our peer group and the competitiveness of pay levels and practices;

evaluating programs and recommendations put forth by management against the Compensation Committee’s stated rewards objectives;

reviewing the compensation of non-employee Directors;

reviewing information to be included in the compensation sections of our proxy statement; and

reviewing our risk assessment of all of our compensation plans.

The Compensation Committee authorized Semler Brossy staff members working on the Compensation Committee’s behalf to interact with our management, as needed, to obtain or confirm information for presentation to the Compensation Committee. Semler Brossy has never performed any additional services for the Company other than the types of services mentioned herein.

Determination of Compensation for Executive Officers

We believe that the compensation paid to our executive officers must be fair, equitable, and competitive enough to attract and retain qualified individuals. We also believe that there are certain non-financial, intangible elements of the overall compensation program that provide a positive work environment and provide value for our employees.

Compensation Market Assessment

In an effort to provide competitive, fair, and equitable compensation, target compensation opportunities for our executive officers are evaluated annually based on a compensation market assessment. To inform its decisions regarding establishing target compensation opportunities for our executive officers for fiscal years 2019 and 2020, the Compensation Committee used market data for hundreds of general industry companies that participated in two major executive compensation surveys.

The two survey databases used included the Willis Towers Watson 2017 and 2018 U.S. CDB General Industry Executive Database (the “Towers Survey”) and the AON Hewitt U.S. Total Compensation Measurement 2017 and 2018 Executive Survey (the “Hewitt Survey” and, together with the Towers Survey, the “Compensation Study”). The information for all companies reporting data for a specific job from the Compensation Study was used when the Compensation Committee reviewed compensation. This data was then size-adjusted using regression analysis to reflect our annual revenues and, where appropriate, the size of a specific business area. The Compensation Study also included publicly available proxy data compiled by Semler Brossy for the following peer group:

Campbell Soup Company	Ingredion Incorporated
Church & Dwight Co., Inc.	Kellogg Company
The Clorox Company	Keurig Dr Pepper Inc.
Colgate-Palmolive Company	The Kraft Heinz Company
Conagra Brands, Inc.	McCormick & Company, Incorporated
Dean Foods Company	Pinnacle Foods Inc.
Flowers Foods, Inc.	Post Holdings, Inc.
General Mills, Inc.	Spectrum Brands Holdings, Inc.
The Hershey Company	Treehouse Foods, Inc.
Hormel Foods Corporation

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EXECUTIVE COMPENSATION

The peer group was selected by the Compensation Committee, with the assistance of Semler Brossy, using the following criteria:

U.S. companies in the same or similar line of business;

companies that are within a reasonable size range in revenue, operating income, assets, equity, and market capitalization;

companies that compete for the same customers with similar products, have comparable financial characteristics that investors view similarly, and may be subject to similar external factors; and

assessing each remaining company’s primary businesses and important key characteristics for relevancy and comparability.

The Compensation Committee approved the addition of Treehouse Foods, Inc. to the peer group for the Compensation Study conducted during fiscal year 2019.

The Compensation Committee targets all compensation relative to a range around the 50th percentile of the competitive market data for the applicable fiscal year discussed above (the “Target Range”). We used the Target Range, plus or minus 20% of the midpoint, for assessing the pay for each salaried employee, including the Named Executive Officers, for fiscal year 2019. The Compensation Committee’s objective is to progress the Named Executive Officers’ compensation, including our Chief Executive Officer’s compensation, to the 50th percentile of the competitive market over a reasonable period of time, with that progress being informed by our performance and other factors as noted below. The Compensation Study indicated that for fiscal year 2019, total compensation for each of the Named Executive Officers was within the Target Range, and the mix of compensation was in line with the market. In addition, the Compensation Study indicated that the current long-term incentive targets were below the market median for many of the executive officers. The Compensation Committee’s intent is to increase the long-term incentive targets and other compensation components that fall below the 50th percentile of the competitive market over time to ensure that we are providing a competitive, attractive, and retentive compensation opportunity to each of the Named Executive Officers.

When approving compensation for executive officers, the Compensation Committee also considers:

support of our Basic Beliefs and culture;

individual performance, including financial and operating results as compared to our corporate and strategic business areas’ financial plan and to prior year results, as well as achievement of personal development objectives;

our overall performance, including sales and earnings results;

implementation of our strategy;

implementation of sound management practices; and

the role of appropriate succession planning in key positions.

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EXECUTIVE COMPENSATION

Base Salary and Compensation Determination

Salary ranges are determined in the same manner for each of our salaried employees, including each executive officer. The base salaries paid to each executive officer are designed to fall within an established range based on market practice. Actual base salary reflects the experience of the executive officer and the scope of his or her responsibility.

It is the normal practice that each April, the Compensation Committee requests that management submit compensation recommendations for executive officers, other than for the Executive Chairman and the Chief Executive Officer, using all of the considerations outlined above. In addition, the recommendations have been focused on increasing the market competitiveness of long-term incentive awards. These recommendations generally result in salary increases for the executive officers that are aligned with our salary increase budget for other salaried employees. The Compensation Committee reviews all of the above considerations with no single factor necessarily weighted more heavily than another.

In setting and approving compensation for the Executive Chairman and the Chief Executive Officer, the Compensation Committee holds the Executive Chairman and the Chief Executive Officer responsible for ensuring that each of the objectives set forth above are achieved and each is assessed in their respective roles in regard to:

setting the tone for corporate responsibility by adhering to our Basic Beliefs;

managing the business, over the long term, to serve all of our constituents, namely consumers, customers, employees, suppliers, communities in which we work, and our shareholders;

designing and implementing our long-term strategy;

developing appropriate succession planning for key executive officer positions; and

with respect to the Chief Executive Officer, delivering positive financial and operational results, including earnings results, as reflected in our financial plan, and achieving our sustainability goals.

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EXECUTIVE COMPENSATION

At the Compensation Committee’s June 2019 meeting, the Compensation Committee considered these factors when determining the base salary, Cash Incentive Award target, and long-term incentive award target for the Executive Chairman and the Chief Executive Officer. The Compensation Committee determined that the fiscal year 2020 salary for Mark T. Smucker would be $1,010,000, a 3.6% increase over his fiscal year 2019 salary, and that the fiscal year 2020 salary for Richard K. Smucker would be $750,000, which is the same as his fiscal year 2019 salary.

What Our Short-Term Incentive Compensation Program Is Designed to Reward and How It Works

Our short-term, performance-based incentive compensation program is cash-based and is designed to reward key employees, including executive officers, for their contributions to the Company based on clear, measurable criteria.

After the end of each fiscal year, the Compensation Committee reviews management’s recommendations for Cash Incentive Awards for executive officers (other than for the Executive Chairman and the Chief Executive Officer for whom management makes no recommendation). The Compensation Committee evaluates the following criteria and information in approving Cash Incentive Awards for executive officers:

our performance in relation to our adjusted operating income goal for the fiscal year, a goal that is also approved by the Compensation Committee in June of each year for the fiscal year commencing the prior May 1st. The adjusted operating income goal is calculated excluding the impact of amortization expense and impairment charges related to intangible assets, integration and restructuring costs, and unallocated derivative gains and losses, and, according to the plan, may exclude other items as determined by the Compensation Committee. The determination of our performance, excluding these charges, is consistent with the way management and the Board evaluates our business;

in general, if an executive officer has responsibility for a specific strategic business area, a percentage of the Cash Incentive Award is tied to that strategic business area’s performance in relation to its annual profit goal and the Compensation Committee reviews attainment of relevant profit goals for those areas each year; and

awards to each executive officer for the prior year, as well as base salary for the fiscal year just ended and target award information for each executive officer.

Incentive target awards for executive officers under the short-term incentive compensation program are also approved by the Compensation Committee and are represented as a percentage of each executive officer’s base salary. The target award percentage for each executive officer is reviewed regularly by the Compensation Committee with input from Semler Brossy. Executive officers’ target awards ranged from 40% to 125% of base salary depending on the responsibilities and experience of the executive officer. For fiscal year 2019, the most an executive officer was eligible to receive in such fiscal year was twice the target award (i.e., between 80% and 250% of base salary).

Participants in the short-term incentive compensation program receive a percentage of their target award based on our performance as shown in the following table. No awards are made unless we first achieve at least 80% of our adjusted operating income goal.

Ranges	Performance Level Achieved	Percentage of Target Award Earned
Below Threshold	<80%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	110%	200%

In the event performance is between the ranges set forth in the table above, the Compensation Committee determines the percentage of the award that is earned by mathematical interpolation: (i) for each increase of 1% above the threshold performance level but at or below 90% of the target performance level, the percentage of the target award earned increases by 2.5%; (ii) for each increase of 1% above 90% of the target performance level but below the target performance level, the percentage of the target award earned increases by 5%; and (iii) for each increase of 1% above

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EXECUTIVE COMPENSATION

the target performance level and up to the maximum performance level, the percentage of target award earned increases by 10%.

For the Named Executive Officers, the target award is tied solely to the corporate performance target or a combination of the strategic business area and the corporate performance targets. If a Named Executive Officer manages or has significant influence over a strategic business area, 50% of the target award is generally tied to the performance of the strategic business area. In other words, individual performance is not a factor in determining Cash Incentive Awards for the Named Executive Officers. The Compensation Committee, however, does have discretion to reduce a Named Executive Officer’s award but did not reduce any Named Executive Officer award in fiscal year 2019.

A chart illustrating this allocation is as follows:

	Weighting of Target Award For Named Executive Officers
Performance Categories	Corporate Participants	Strategic Business Area Participants
Corporate Performance	100%	50%
Individual Performance	0%	0%
Strategic Business Area Performance	0%	50%
Total	100%	100%

For fiscal year 2019, all of the executive officers included in the “Summary Compensation Table” were participants in the short-term incentive compensation program, and the weighting of the target award for each Named Executive Officer is set forth in the table below:

Short-Term Incentive Compensation Program

Weighting of Target Award for Named Executive Officers for

Fiscal Year 2019

	Weighting of Target Award
Executive Officer	Corporate Participants	Strategic Business Area Participants
Mark T. Smucker	100%	0%
Mark R. Belgya	100%	0%
Jeannette L. Knudsen	100%	0%
David J. Lemmon	50%	50%
Richard K. Smucker	100%	0%

Set forth below is an example of the calculation of a Cash Incentive Award for a corporate participant:

Example:    An executive officer with corporate responsibilities, an annual base salary of $200,000, and a Cash Incentive Award target award of 50% of base salary would receive the following Cash Incentive Award based on achievement of target performance for all categories as shown below:

Ranges	Performance Level Achieved	Percentage of Target Award Earned	Cash Incentive Award Earned
Below Threshold	< 80%	0%	$0
Threshold	80%	25%	$25,000
Target	100%	100%	$100,000
Maximum	110%	200%	$200,000

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EXECUTIVE COMPENSATION

Specifically, with respect to fiscal year 2019, the Compensation Committee approved the target corporate-adjusted operating income goal of $1,511 million. In order to receive 100% of the target opportunity under the corporate component of the short-term incentive compensation program, we had to achieve adjusted operating income of $1,511 million, representing approximately 5% growth over the prior year. For fiscal year 2019, we achieved adjusted operating income of $1,492, representing 99% of the target amount. As a result of exceeding the adjusted operating income threshold but not the target, the corporate performance portion of the awards was paid at 95% of the target award for all participants. The short-term incentive compensation program corporate performance goals for fiscal year 2019 were as shown in the following table:

Short-Term Incentive Compensation Program

Corporate Performance Goals for

Fiscal Year 2019

Ranges	Performance Level Achieved (Adjusted Operating Income) (In Millions)	Percentage of Cash Incentive Award Opportunity Earned
Below Threshold	Below $1,209 (80% of Target)	0%
Threshold	$1,209 (80% of Target)	25%
Target	$1,511	100%
Maximum	$1,662 (110% of Target)	200%

We believe that the performance targets established by the Compensation Committee for fiscal year 2019 required participants, including executive officers, to perform at a high level in order to achieve the target performance levels. During the five-year period from fiscal year 2015 through fiscal year 2019, we achieved performance in excess of the target level two times (and did not achieve the maximum performance level) and failed to achieve the target performance level three times. During the same time period, our annual compounded growth rate in adjusted earnings per share was approximately 6%, with a total shareholder return of approximately 8%. Generally, the Compensation Committee sets the minimum, target, and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

What Our Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) Is Designed to Reward and How It Works

Our long-term, performance-based compensation is stock-based and designed to align the interests of management with the interests of our shareholders.

Restricted Stock Awards are currently issued under the 2010 Plan. We grant restricted stock units (in lieu of restricted shares) to certain participants who reside outside of the United States in order to comply with local laws and to

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provide favorable tax treatment to foreign recipients. For fiscal year 2019, none of the Named Executive Officers received restricted stock units. Discussion in this “Compensation Discussion and Analysis” relating to restricted shares also applies to the limited awards of restricted stock units granted to participants residing outside of the United States. For fiscal year 2019, the long-term incentive compensation program is a five-year program, with a one-year performance period followed by a four-year vesting period. In general, Restricted Stock Awards vest at the end of four years and, in certain limited circumstances, some or all shares will vest immediately upon a job or position elimination or upon a change of control. Restricted Stock Awards that have not yet vested are generally forfeited in the event that an employee voluntarily leaves employment with the Company.

The essential features of the Restricted Stock Awards are as follows:

subject to Compensation Committee approval for executive officers and authorized executive officer approval for other participants, grants of Restricted Stock Awards are generally made each June provided the Company meets or exceeds the threshold performance goal for the prior fiscal year;

the number of restricted shares awarded in respect of the Restricted Stock Awards is based 75% on our adjusted earnings per share performance and 25% on our free cash flow performance as established by the Compensation Committee the previous June;

target opportunities for Restricted Stock Awards (i.e., the number of restricted shares a participant is eligible to receive) are computed based on a participant’s base salary and long-term incentive target at the end of the fiscal year in which the Restricted Stock Award is being measured;

actual Restricted Stock Awards range from 0% of the restricted shares target award amount if we fail to achieve 80% of our adjusted earnings per share goal, to a maximum of 150% of the restricted shares target award amount if we achieve or exceed 120% of our goals for adjusted earnings per share and free cash flow as shown in the table below. In the event performance is between the ranges set forth below, the Compensation Committee determines the percentage of the Restricted Stock Award that is earned by mathematical linear interpolation: for each increase of 1% above the threshold performance level up to the maximum performance level, the percentage of target award increases by 2.5%;

Ranges	Achievement of Target Performance*	Percentage of Target Award Earned
Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum	120%	150%

*

Based 75% on the achievement of our annual performance target for adjusted earnings per share and 25% on the achievement of our annual performance target for free cash flow, although Restricted Stock Awards are only granted if we achieve at least 80% of our adjusted earnings per share target.

Restricted Stock Awards generally vest 100% at the end of the four-year period following the grant date so long as a participant remains an employee of the Company. Upon participants reaching the age of 60 with 10 years of service, all Restricted Stock Awards vest immediately, with 50% of such Restricted Stock Awards available for settlement of taxes due and the remainder subject to a four-year retention period. This retention period continues regardless of retirement; and

unvested Restricted Stock Awards are generally forfeited upon an employee’s voluntary departure from the Company.

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In order to receive a Restricted Stock Award, participants must be employed by the Company at the time of the grant. With respect to the Restricted Stock Awards made to executive officers:

Following the end of fiscal year 2019, the Compensation Committee determined the number of performance units that were earned by the Named Executive Officers. Specifically, with respect to fiscal year 2019, we achieved 98% of our adjusted earnings per share goal and 95% of our corporate free cash flow goal, resulting in a Restricted Stock Award of 93.13% of the fiscal year 2019 performance unit award target. The performance units were paid in the form of restricted shares out of the 2010 Plan. The performance units, each worth $1.00, were converted to a number of restricted shares based on the average closing stock price for the final five trading days of fiscal year 2019 and the first five trading days of fiscal year 2020. The restricted shares earned were delivered to the Named Executive Officers pursuant to the same terms as the restricted shares granted to the other participants in the long-term incentive compensation program and are subject to a four-year vesting period. However, as with other participants, once any of the Named Executive Officers reaches the age of 60 and has a minimum of 10 years of service with the Company, his or her restricted shares will vest immediately, with 50% of such restricted shares available for settlement of taxes due and the remainder subject to a four-year retention period. Based on age and length of service, the restricted shares granted to Richard K. Smucker vested immediately upon grant, with 50% of such shares available for settlement of taxes due and the remainder subject to the four-year retention period. This retention period continues into retirement.

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EXECUTIVE COMPENSATION

Changes to Long-Term Incentive Compensation Program for Fiscal Year 2020

Beginning with awards made in June 2019 for fiscal year 2020, the Compensation Committee has approved significant changes to our long-term incentive compensation program in order to strengthen the alignment of our management incentives with our long-term business objectives, to better align the interests of management with the interests of our shareholders, and to increase the market competitiveness of our long-term plan design. For fiscal year 2020, participants will receive two separate long-term incentive awards. The first award consists of performance units that will generally vest at the end of three years and will be based 75% on the achievement of our three-year performance target for adjusted earnings per share and 25% on the achievement of our three-year performance target for return on invested capital. The table below summarizes the actual performance units which vest at various achievement levels.

Ranges	Achievement of Target Performance*	Percentage of Target Award Earned
Below Threshold	<90%	0%
Threshold	90%	50%
Target	100%	100%
Maximum	115%	200%

*

Based 75% on the achievement of our three-year performance target for adjusted earnings per share and 25% on the achievement of our three-year performance target for return on invested capital, although awards are only vested if we achieve at least 90% of our adjusted earnings per share target.

The second award consists of stock options for elected officers and restricted stock for all other non-elected officer participants (or restricted stock units for certain non-elected officer participants who reside outside of the United States in order to comply with local laws and to provide favorable tax treatment to foreign recipients) that will not be performance based and will generally ratably vest in equal tranches over a three-year period. Elected officers will receive 75% of their long-term incentive award in performance units and 25% in stock options. Non-elected officer participants will receive a mix of performance units and restricted stock (or restricted stock units), depending on their respective level and award target.

In addition, the new awards include restrictive covenants, including confidentiality obligations and non-solicit, non-interference, and non-competition covenants. In addition to other remedies which may be available, violations of those covenants may result in forfeiture of any awards and repayment of any proceeds from any awards.

The table below provides a high-level summary of the changes to the long-term incentive compensation program:

Fiscal Year 2019	Fiscal Year 2020
Performance Period
1-Year Performance Period	3-Year Performance Period
Performance Metrics
75% Adjusted Earnings Per Share	75% Adjusted Earnings Per Share
25% Free Cash Flow	25% Return on Invested Capital
Types of Awards
One Award Vehicle	Two Award Vehicles
Performance Measured g Time-Based Restricted Stock Units	Performance Units and Time-Based Stock Options or Restricted Stock
Other Award Characteristics
Performance Units 3-Year Cliff Vest (no hold)
4-Year Cliff Vest for Time-Based Restricted and Deferred Stock Units	3-Year Ratable Vest for Time-Based Stock Options and Restricted Stock
Performance Range: 80% to 120%	Performance Range: 90% to 115%
Maximum Award Payout of 150%	Maximum Award Payout of 200%
Dividends Paid on Unvested Shares	Dividends Paid Only if Shares Vest or Performance Units Settle

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One-Time Awards

In June 2018, the Compensation Committee approved special one-time awards to certain recipients, including Mark R. Belgya, Jeannette L. Knudsen, and David J. Lemmon, who had a significant role in one or more of the Company’s transformational strategic initiatives for fiscal year 2019, including, without limitation, the acquisition and integration of Ainsworth Pet Nutrition, LLC (“Ainsworth”), the divestiture and transition of the U.S. baking business, and the organization optimization program. The one-time awards included a cash award, which was paid in July 2018, and a one-year performance-based restricted stock award target, which was to be awarded in June 2019 based 50% on the achievement of certain “synergy realization” and Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) performance criteria for fiscal year 2019 and 50% on the achievement of certain business performance criteria, although no portion of the business performance criteria would be awarded if we did not achieve the threshold EBITDA performance criteria. If such criteria were met and any portion of the restricted stock awards were granted, such restricted stock awards would vest 100% at the end of a three-year period so long as a participant remains an employee of the Company. We did not achieve the targeted performance criteria (although we did achieve the threshold performance criteria) for “synergy realization” or EBITDA for fiscal year 2019, but we did achieve substantially all of the business performance criteria, including the completion of the acquisition and integration of Ainsworth (with the plant and customer integration being completed in less than nine months from the closing date), the divestiture and continuing transition of the U.S. baking business, and the closure and consolidation of seven domestic and international office locations into our corporate headquarters in Orrville, Ohio. Therefore, in June 2019 (subsequent to fiscal year end), the Compensation Committee approved the grant of restricted stock awards up to 50% of the restricted stock award target amount to each participant in such special one time-awards, including the Named Executive Officers noted above as more specifically set forth in the below table:

Name	Cash Award Paid in July 2018	Target Performance- Based Equity Award	Synergy and EBITDA Target	Synergy and EBITDA Award	Business Achievement Target	Business Achievement Award	% of Target Performance- Based Equity Award
David J. Lemmon	$62,589	$187,500	$ 93,750	$0	$93,750	$75,000	40%
Mark R. Belgya	$37,500	$112,500	$56,250	$0	$56,250	$50,625	45%
Jeannette L. Knudsen	$31,250	$ 93,750	$46,875	$0	$46,875	$42,188	45%

Stock Ownership Guidelines

All of our executive officers are required to meet minimum stock ownership guidelines within a five-year period of being named an executive officer of the Company. The Executive Chairman and the Chief Executive Officer have a stock ownership guideline of six times their annual base salaries. Our other executive officers have a stock ownership guideline of two times their annual base salaries. All of the Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, exceed these ownership requirements.

Health Benefits

We provide executive officers with health and welfare plans upon substantially the same terms as available to most of our other salaried employees. These benefit plans include medical, dental, vision, life, and disability insurance coverage. We also provide executive officers with periodic physical examinations upon the same terms as available to all of our employees at or above the functional vice president level.

Pension and Retirement Plans, the Non-Qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan

The Named Executive Officers, except for David J. Lemmon, participate in The J. M. Smucker Company Employees’ Retirement Plan (the “Qualified Pension Plan”) and The J. M. Smucker Company Employee Savings Plan (the “401(k) Plan”). Participation in the 401(k) Plan (and, for employees hired prior to December 31, 2007, the Qualified Pension Plan) is an important component of the overall compensation package for substantially all of our employees,

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EXECUTIVE COMPENSATION

including our executive officers. In addition, the Named Executive Officers, except for Jeannette L. Knudsen and David J. Lemmon, participate in The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan (as amended, the “SERP”) and are eligible to participate in The J. M. Smucker Company Voluntary Deferred Compensation Plan (the “Deferred Compensation Plan”). Certain other executive officers, including Jeannette L. Knudsen, participated in The J. M. Smucker Company Defined Contribution Supplemental Executive Retirement Plan (the “New SERP”). In August 2016, the Compensation Committee approved the closure of the previously frozen New SERP, effective December 31, 2017. On January 1, 2018, the participants in the New SERP, including Jeannette L. Knudsen, became eligible to participate in The J. M. Smucker Company Restoration Plan (the “Restoration Plan”). The Qualified Pension Plan was frozen for all participants on December 31, 2017.

David J. Lemmon participated in The J. M. Smucker Company Canadian Merged Pension Plan (the “Canadian Registered Plan”), The Smucker Foods of Canada Corp. Restoration Plan (the “Canadian Restoration Plan”), and The Smucker Foods of Canada Non-Registered Savings Plan (the “Canadian Savings Plan”) during his assignment in Canada.

The following chart provides an overview of the key components of each of the plans:

Plan Name	Components

401(k) Plan

• Is the primary Company-provided retirement plan for certain eligible employees, providing a 150% match on employees’ contributions on the first 2% of eligible earnings and 100% on contributions on the next 4% of pay (i.e., a maximum Company match of 7% of pay)

Qualified Pension Plan

• Provides a pension benefit based upon years of service with the Company and upon final average pay (average base salary compensation for the five most highly compensated consecutive years of employment)

• Benefits under the Qualified Pension Plan are 1% of final average earnings times the participant’s years of service with the Company

• Employees under the age of 40 as of December 31, 2007 will not earn future additional benefits under the Qualified Pension Plan, but employees age 40 and over as of December 31, 2007 will continue to earn future benefits

• Canadian employees who did not meet age and service provisions as of December 31, 2012 were eligible to participate in the Defined Contribution Pension Plan (the “DC Pension Plan”), which provided a non-elective contribution of 2% of eligible earnings and provided matching contributions on 1% to 4% of employee contributions; combined contributions are subject to the Money Purchase Plan Limit prescribed by Revenue Canada

• Closed to new participants on December 31, 2007

• Effective December 31, 2017, benefits under the Qualified Pension Plan were frozen for all participants, including executive officers

SERP

• In addition to retirement benefits under the Qualified Pension Plan and 401(k) Plan, certain of our executive officers, including the Named Executive Officers (except for Jeannette L. Knudsen and David J. Lemmon), also participate in the SERP, entitling them to certain supplemental benefits upon their retirement

• Benefits are based upon years of service and are 55% (reduced for years of service less than 25) of the average of base salary, holiday bonus, and Cash Incentive Award for the five most highly compensated, consecutive years of employment, less any benefits received under the Qualified Pension Plan and Social Security

• Frozen to new participants on May 1, 2008

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Plan Name	Components
New SERP

• Became effective on May 1, 2008 and provides a benefit for certain executive officers not participating in the SERP. Frozen to new participants on May 1, 2012

• Entitles participants to certain supplemental benefits upon their retirement, based upon an annual contribution by the Company equal to 7% of the sum of the participant’s base salary, holiday bonus, and Cash Incentive Award, along with an interest credit made each year commencing on April 30, 2009

• Participants will be eligible for benefits upon the attainment of age 55 and 10 years of service with the Company

• Jeannette L. Knudsen was the only Named Executive Officer to participate in the New SERP

• In August 2016, the Compensation Committee approved the closure of the New SERP, effective December 31, 2017, at which time such participants were eligible to participate in the Restoration Plan

Restoration Plan

• Became effective on May 1, 2012 and provides a benefit for certain executive officers not participating in the SERP or, prior to January 1, 2018, the New SERP

• Restores contributions that would have been received under the 401(k) Plan but are not permitted due to federal tax limitations

• Participants are entitled to contribute between 0% and 50% of their eligible pay over the qualified plan compensation limit and are entitled to receive a 401(k)-type match on contributions (i.e., a maximum Company match of 7% of pay over the compensation limit)

• Members of the Canadian Leadership Team, including David J. Lemmon for calendar year 2018, are eligible to participate in the Canadian Restoration Plan once they meet the annual Canadian Income Tax Act maximum contribution limit under their registered pension plan; eligible participants receive a non-elective contribution of 2% of eligible earnings and receive company matching contributions on 1% to 4% of their contributions

• Jeannette L. Knudsen became eligible to participate in the Restoration Plan on January 1, 2018, and David J. Lemmon became eligible to participate in the Restoration Plan on January 1, 2019

Deferred Compensation Plan

• U.S.-based executive officers who are not eligible to participate in the Restoration Plan may elect to defer up to 50% of salary and up to 100% of the Cash Incentive Award in the Deferred Compensation Plan

• The amounts deferred are credited to notional accounts selected by the executive officer that mirror the investment alternatives available in the 401(k) Plan. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or equal annual installments ranging from 2 to 10 years

• The SERP, the New SERP, the Restoration Plan, and the Deferred Compensation Plan are non-qualified deferred compensation plans and, as such, are subject to the rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which restrict the timing of distributions

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EXECUTIVE COMPENSATION

Plan Name	Components
Canadian Registered Plan

• Provides pension benefits based on earnings accumulated during a member’s career

• The Canadian Registered Plan also covers prior plan benefits which are based on credited service with the Company in the prior plan and the final average pay (average base salary and commissions for the five highest compensation years of employment during the prior 10 years)

• The Canadian Registered Plan was closed to new members on December 31, 2012; new members join the DC Pension Plan

• Current members who were not age 50 with at least 10 years of continuous service ceased to accrue a defined benefit pension at December 31, 2012 and joined the DC Pension Plan

Other Benefits Executive Officers Receive

For fiscal year 2019, the executive officers, like all of our salaried and hourly non-represented employees, received an annual holiday bonus equal to 2% of their base salary.

The executive officers are provided certain personal benefits not generally available to all employees. The Compensation Committee believes these additional benefits are reasonable and enable us to attract and retain outstanding employees for key positions. These benefits include personal use of our aircraft (primarily by the Executive Chairman and the Chief Executive Officer), periodic physical examinations (which are provided to all employees at or above the vice president level), financial and tax planning assistance, tickets to entertainment events, and reimbursement for specified club dues and expenses. The value of personal travel on our aircraft is calculated in accordance with applicable regulations under the Code and is included in the applicable individual’s taxable income for the year. The value of these personal benefits for each of the Named Executive Officers, to the extent the aggregate value based on incremental cost to us equaled or exceeded $10,000 for fiscal year 2019, is included in the “Summary Compensation Table” (and in the “2019 Director Compensation Table” for the Chairman Emeritus). The Compensation Committee reviews, on an annual basis, the types of perquisites and other benefits provided to executive officers, as well as the dollar value of each perquisite paid to executive officers.

Description of Agreements with Executive Officers

Employment Agreements

Except as set forth below, we do not have employment agreements with any of our executive officers. If we have a change of control, all outstanding equity awards for all participants will immediately vest. The definition of change of control for purposes of accelerating the vesting of equity awards is set forth in the 2010 Plan.

Change in Control Severance Agreements

In connection with our ongoing efforts to align our compensation program with competitive market practices, we have entered into Change in Control Severance Agreements (the “Severance Agreement”) with several of our key employees, including all of the Named Executive Officers. The term of the Severance Agreement is two years, with automatic one-year renewals on each one-year anniversary of the effective date. Subject to limited exceptions, the Board may terminate the Severance Agreement at its discretion. Generally, the Severance Agreement only entitles key employees to severance benefits upon a termination by the Company without “cause” or by the key employee for “good reason” in connection with a “change in control” (each as defined in the Severance Agreement), within a 24-month period after a change in control event. Under those limited circumstances, an eligible employee will receive severance benefits consisting of: (i) a lump-sum payment equal to two times the sum of annual base salary and the target annual bonus; (ii) pro-rata target bonus for the year of termination; (iii) a lump sum amount equal to COBRA premiums for 18 months; and (iv) if requested by the employee, outplacement services not to exceed $25,000. In order to receive severance payments, the employee must execute a general release of claims in favor of the Company. The Severance Agreement includes non-competition and non-solicitation of employee’s covenants, which apply during the employee’s term of

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employment with the Company and for a period of 18 months following the date of the employee’s termination of employment for any reason, whether before or after a change in control.

The Severance Agreement does not provide for gross-up payments to be made in the event any payment or benefit due to an employee would be subject to the excise tax under Section 4999 of the Code, based on such payments being classified as “excess parachute payments” under Section 280G of the Code. However, in the event any payment or benefit due to an employee would be subject to such excise tax, then the amounts payable to such employee will be reduced to the maximum amount that does not trigger the excise tax, unless the applicable employee would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise tax thereon.

Tax and Accounting Considerations

The Compensation Committee has considered the potential impact on our compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the Code. The exemption for performance-based compensation was repealed on December 22, 2017 for tax years beginning after December 31, 2017, such that compensation to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Compensation-Related Risk Assessment

During fiscal year 2019, the Compensation Committee oversaw a risk assessment of our compensation policies and practices to ascertain any material risks that may be created by our compensation programs. In March 2019, members of our human resources, internal audit, legal, and enterprise risk departments, along with Semler Brossy, reviewed and assessed the potential risks arising from our compensation policies and practices based on the risk assessment process developed and refined over the past several years, along with a comparison of current industry best practices. The assessment process included a review of risks related to strategy, culture, governance, pay-mix, performance measures, annual short-term and long-term incentives, equity ownership, and trading, along with other compensation risks and management of those risks. The results of management’s review and Semler Brossy’s assessment were presented to the Compensation Committee in April 2019 for its review and final assessment. Based on the Compensation Committee’s review of the risk assessment, we determined that our compensation policies and practices do not create any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was supported by our risk mitigating practices, including our clawback policy, “no hedging” policy, “no pledging” policy, holdbacks of a portion of incentive payments for certain sales team participants, caps on incentive compensation awards, incentive modifiers based upon business unit performance, and the use of discretionary adjustments. In addition, we have a stock ownership requirement for our executive officers.

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the Named Executive Officers for fiscal year 2019 and, where required, fiscal years 2018 and 2017. Please read the “Compensation Discussion and Analysis” in conjunction with reviewing this table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position (1)	Fiscal Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7) (8)	Total ($)
Mark T. Smucker President and Chief Executive Officer	2019 2018 2017	969,615 933,846 900,000	19,500 18,800 18,000	4,095,000 3,760,000 3,600,000	— — —	1,157,813 972,900 1,089,000	1,747,522 1,000,570 1,295,376	67,440 59,823 47,251	8,056,890 6,745,939 6,949,627
Mark R. Belgya Vice Chair and Chief Financial Officer	2019 2018 2017	621,154 596,154 618,125	50,000 12,000 11,500	1,406,250 1,200,000 1,150,000	— — —	534,375 486,000 569,250	816,054 428,354 861,358	33,905 20,651 30,969	3,461,738 2,743,159 3,241,202
Jeannette L. Knudsen Senior Vice President, General Counsel and Secretary	2019 2018	497,692 481,923	41,250 9,700	800,000 703,250	— —	308,750 283,725	4,301 500	41,000 60,558	1,692,993 1,539,656
David J. Lemmon President, Pet Food and Pet Snacks	2019	486,657	80,218	875,500	—	348,771	69,474	175,904	2,036,524
Richard K. Smucker Executive Chairman	2019 2018 2017	750,000 750,000 767,308	15,000 15,000 15,000	1,500,000 1,500,000 1,500,000	— — —	712,500 675,000 825,000	1,837,197 1,176,472 1,328,450	123,664 99,938 93,918	4,938,361 4,216,410 4,529,676

(1)

David J. Lemmon assumed the position of President, Pet Food and Pet Snacks on June 25, 2018. Amounts for David J. Lemmon that were earned in Canadian dollars have been converted to U.S. dollars at an exchange ratio of 1.3109 Canadian dollars to one U.S. dollar. This ratio is the average of the published exchange rates for the portion of fiscal year 2019 during which he was compensated in Canadian dollars.

(2)

The amounts shown in column (c) include a one-time payout of accrued vacation paid to the following Named Executive Officers in fiscal year 2017: Mark R. Belgya, $43,125 and Richard K. Smucker, $17,308. Beginning on January 1, 2017, any vacation accrued during a calendar year must be used by April of the following calendar year and will not be paid out in cash, subject to applicable law.

(3)

Included in column (d) for all of the Named Executive Officers is a holiday bonus representing 2% of annual base salary at the time of payment. Also included in column (d) are special one-time cash awards paid in fiscal year 2019 to certain recipients who had a significant role in one or more of our strategic initiatives for fiscal year 2019, including, without limitation, the acquisition and integration of Ainsworth, the divestiture and transition of the U.S. baking business, and the organization optimization program, including the following Named Executive Officers,: Mark R. Belgya, $37,500; Jeannette L. Knudsen, $31,250; and David J. Lemmon, $62,589. Also included for David J. Lemmon is a bonus of $7,500 paid under the Company’s relocation policy.

(4)

The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the performance unit awards granted during the reported years. For the performance-based performance unit awards reported in this column for fiscal year 2019 that were granted on June 14, 2018, such amounts are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming that the highest level of performance was achieved for these awards, the grant date fair value of these awards would have been: Mark T. Smucker, $6,142,500; Mark R. Belgya, $2,109,375; Jeannette L. Knudsen, $1,200,000; David J. Lemmon, $1,313,250; and Richard K. Smucker, $2,250,000.

Restricted shares generally vest at the end of the four-year period from the date of grant or, if earlier, upon the attainment of age 60 and 10 years of service with the Company (provided that 50% of such restricted shares will be available for the settlement of taxes due and the remainder will be subject to a four-year retention period). Richard

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K. Smucker was at least age 60 with 10 years of service at fiscal year-end and, therefore, his restricted shares vested immediately upon grant, with 50% of such shares available for settlement of taxes due and the remainder subject to the four-year retention period. During the vesting period, the Named Executive Officers are the beneficial owners of the restricted shares and possess all voting and dividend rights. Dividends are payable at the same rate as is paid on our common shares generally. During fiscal year 2019, we paid dividends at a rate of $3.33 per share.

For a description of the assumptions made in the valuation of such awards, see the note entitled “Share-Based Payments” to the Consolidated Financial Statements in our Annual Report on Form 10-K.

(5)

The amounts shown in column (g) represent performance-based awards under the short-term incentive compensation program. The incentive payment was based on achievement of performance targets established for fiscal year 2019 and was paid in June 2019, subsequent to the end of the fiscal year for which such payment relates. Performance criteria under the short-term incentive compensation program relate to our performance and, in some cases, strategic business area performance, and are discussed in detail under the heading “What Our Short-Term Incentive Compensation Program Is Designed to Reward and How it Works.”

(6)

The amounts shown in column (h) represent the increase in present value of accumulated benefits accrued under the Qualified Pension Plan and the SERP. A discussion of the assumptions made in determining this increase is included below under the heading “Pension Benefits.”

(7)

Column (i) includes payments made by us to defined contribution plans for the Named Executive Officers, as well as charitable matching gifts under our gift matching program, which is available to all of our full-time employees and Directors. We match gifts of up to $2,500 per calendar year to accredited colleges and universities that offer four-year degree programs, as well as gifts to certain other charitable organizations. Column (i) also includes a monthly housing allowance of $10,000 and reimbursement of moving expenses for David J. Lemmon for fiscal year 2019 in connection with his relocation to Orrville, Ohio to serve as President, Pet Food and Pet Snacks. Additionally, perquisites were included in this column based on their incremental cost to us for any Named Executive Officer whose total equaled or exceeded $10,000.

(8)

The Named Executive Officers received various perquisites provided by or paid by the Company. These perquisites included personal use of our aircraft (primarily by the Executive Chairman and the Chief Executive Officer), reimbursement of specified club dues and expenses, periodic physical examinations, financial and tax planning assistance, and tickets to entertainment events.

All Named Executive Officers, except Jeannette L. Knudsen, received perquisites in excess of $10,000 for fiscal year 2019. The incremental value of the perquisites for these executive officers is included in column (i). The aggregate value of each perquisite or other personal benefit exceeding the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for executive officers is as follows: Richard K. Smucker’s personal use of our aircraft totaled $67,935. In valuing personal use of our aircraft in fiscal year 2019, we used aggregate incremental costs incurred, including costs related to fuel, landing fees, crew meals, and other miscellaneous costs.

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COMPENSATION TABLES

2019 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($) (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark T. Smucker	— 6/14/2018	304,688 —	1,218,750 —	2,437,500 —	— 2,047,500	— 4,095,000	— 6,142,500	— —	— 4,095,000
Mark R. Belgya	— 6/14/2018	140,625 —	562,500 —	1,125,000 —	— 703,125	— 1,406,250	— 2,109,375	— —	— 1,406,250
Jeannette L. Knudsen	— 6/14/2018	81,250 —	325,000 —	650,000 —	— 400,000	— 800,000	— 1,200,0000	— —	— 800,000
David J. Lemmon	— 6/14/2018	90,125 —	360,500 —	721,000 —	— 437,750	— 875,500	— 1,313,250	— —	— 875,500
Richard K. Smucker	— 6/14/2018	187,500 —	750,000 —	1,500,000 —	— 750,000	— 1,500,000	— 2,250,000	— —	— 1,500,000

(1)

Estimated possible payouts included in the Non-Equity Incentive Plan Awards columns relate to cash payments eligible under our short-term incentive compensation program. Except as set forth below, the amounts in column (c) reflect 25% of the target amount in column (d), while the amounts in column (e) reflect 200% of such target amounts. The amounts are based on salaries in effect as of April 30, 2019 for each Named Executive Officer, which is the basis for determining the actual payments to be made subsequent to year end.

(2)

These numbers reflect the number of performance units granted in June 2018. The amounts are based on salaries in effect as of April 30, 2019 for each Named Executive Officer, which is the basis for determining the actual Restricted Stock Award made in June 2019. Each performance unit is equal in value to $1.00 and has a one-year performance period. The actual dollar amount earned, as determined by the Compensation Committee in June 2019 based on our fiscal year 2019 performance, was converted into restricted shares using $123.03, the average closing share price for the final five trading days of fiscal year 2019 and the first five trading days of fiscal year 2020 and rounded up to the nearest share. The restricted shares were granted on June 13, 2019 (i.e., subsequent to fiscal year end) and were issued out of the 2010 Plan. The grant date fair value for the Restricted Stock Awards based on the probable outcome of the relevant performance conditions as of the grant date is included in the “Summary Compensation Table” in column (e).

Subsequent to fiscal year end, the actual numbers of Restricted Stock Awards granted to each Named Executive Officer (as a result of earning the awards referred to above) were as set forth below. The Named Executive Officer must be employed by the Company on the date of grant in order to be eligible to receive the earned restricted shares.

Name	Restricted Shares Earned on June 13, 2019
Mark T. Smucker	30,998
Mark R. Belgya	10,645
Jeannette L. Knudsen	6,056
David J. Lemmon	6,628
Richard K. Smucker	11,355

Restricted shares generally vest at the end of the four-year period from the date of grant or, if earlier, upon the attainment of age 60 and 10 or more years of service with the Company (provided that 50% of such restricted

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shares will be available for settlement of taxes due and the remainder will be subject to a four-year retention period). The Restricted Stock Awards issued to Richard K. Smucker vested immediately (subject to the four-year retention period for 50% of such shares), because he is over the age of 60 and has more than 10 years of service with the Company.

(3)

Amounts disclosed in this column for the restricted stock and option awards are computed in accordance with ASC Topic 718 based on the probable outcome of the performance conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

	Option Awards					Stock Awards
(a) Name	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mark T. Smucker	30,000 —	— —	— —	111.86 —	3/19/2025 —	— 82,705	— 10,142,114	4,095,000 —	6,142,500 —

Mark R. Belgya	37,500 —	— —	— —	111.86 —	3/19/2025 —	— 36,881	— 4,522,717	1,406,250 —	2,109,375 —

Jeannette L. Knudsen	10,000 —	— —	— —	111.86 —	3/19/2025 —	— 24,292	— 2,978,928	800,000 —	1,200,000 —

David J. Lemmon	5,000 —	— —	— —	111.86 —	3/19/2025 —	— 10,656	— 1,306,745	875,500 —	1,313,250 —

Richard K. Smucker	62,500 —	— —	— —	111.86 —	3/19/2025 —	— 0	— 0	1,500,000 —	2,250,000 —

(1)

On March 19, 2015, we granted performance-based non-statutory stock options to certain eligible participants, including the Named Executive Officers. The options have an exercise price equal to $111.86, the fair market value of our common shares on the grant date. The three-year performance-based options vested ratably as of April 30 of 2016, 2017, and 2018, if (i) we achieved certain “synergy realization” and EBITDA performance criteria (each, as defined in the applicable award agreement(s)) and (ii) the participant was employed by the Company on the applicable vesting date. As of April 30, 2018, the “synergy realization” target for the award was achieved, resulting in the vesting of the “synergy realization” portion of the award. The EBITDA target for the award was not achieved; and therefore, the EBITDA portion of the award was cancelled.

(2)	Restricted shares or units outstanding at year end have vested or will vest on the following dates:

Name	6/12/2019	6/8/2020	8/2/2020	6/15/2021	6/14/2022	9/1/2026

Mark T. Smucker	5,467	15,493	—	26,759	34,986	—

Mark R. Belgya	5,522	11,645	19,714	—	—	—

Jeannette L. Knudsen	3,087	6,122	—	4,839	6,544	3,700

David J. Lemmon	1,304	2,380	—	1,666	3,406	1,900

Richard K. Smucker	—	—	—	—	—	—

(3)

Restricted shares generally vest at the end of the four-year period from the date of grant or, if earlier, upon the attainment of age 60 and 10 years of service with the Company (provided that 50% of such restricted shares will be available for settlement of taxes due and the remainder will be subject to a four-year retention period).

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COMPENSATION TABLES

(4)	The market value of restricted shares was computed using $122.63, the closing share price of our common shares on April 30, 2019, the last business day of the fiscal year.

(5)	The Named Executive Officer must be employed by us at the time the Compensation Committee determines the number of restricted shares earned in order to be eligible to receive the earned equity awards.

(6)

This number reflects the performance units outstanding at year end. Each performance unit has a value of $1.00. The actual dollars earned, based upon achievement of fiscal year 2019 performance goals, were converted to restricted shares in June 2019. The restricted shares issued to Richard K. Smucker (with a value of $1,396,950) vested immediately due to his age and years of service with the Company, with 50% of such restricted shares available for settlement of taxes due and the remainder subject to the four-year retention period. The restricted shares are expected to vest on June 13, 2023 for Mark T. Smucker, David J. Lemmon, and Jeannette L. Knudsen. The restricted shares are expected to vest on August 2, 2020 for Mark R. Belgya due to his age and years of service with the Company. The number of the restricted shares was computed using the average closing share price for the final five trading days of fiscal year 2019 and the first five trading days of fiscal year 2020 and rounded up to the nearest share. In accordance with published SEC guidance, because we exceeded the threshold and target goals for fiscal year 2019, the amounts reported in column (j) represent the maximum number of performance units that could have been earned for fiscal year 2019.

2019 OPTION EXERCISES AND STOCK VESTED

(a) Name	Option Awards		Stock Awards
	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($) (1)
Mark T. Smucker	—	—	8,115	855,727
Mark R. Belgya	—	—	8,115	855,727
Jeannette L. Knudsen	—	—	4,409	464,929
David J. Lemmon	—	—	2,189	230,830
Richard K. Smucker	—	—	13,958 (2)	1,449,678

(1)	The market price used in determining the value realized was calculated using the average of the high and low share prices on the NYSE on the date of vesting.

(2)

This number represents 13,958 restricted shares, which vested immediately upon date of grant in June 2018 due to the participant being 60 years of age and having 10 years of service with the Company; however, 6,979 shares ($724,839) remain subject to a four-year holding period. These restrictions will lapse on June 14, 2022.

PENSION BENEFITS

We maintain two defined benefit plans in the U.S. and one in Canada that cover the Named Executive Officers. One is the Qualified Pension Plan, which provides funded, tax-qualified benefits (up to the limits on compensation and benefits under the Code) to some of our salaried employees as discussed in the “Qualified Pension Plan” summary on page 50 of this proxy statement. The second is the SERP, which provides unfunded, non-qualified benefits to certain executive officers. All of the Named Executive Officers included in the “2019 Pension Benefits Table” participate in both of these plans, except for Jeannette L. Knudsen and David J. Lemmon, who do not participate in the SERP.

Qualified Pension Plan

The benefit provided under the Qualified Pension Plan is defined as an annuity beginning at normal retirement age, which is 65. It can be paid out in the form of an annuity or lump sum. The Qualified Pension Plan benefit expressed as an annual single life annuity at normal retirement age is 1% times final average earnings times years of service. All accrued benefits under the Qualified Pension Plan have been frozen for all participants, including the Named Executive Officers, effective December 31, 2017.

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COMPENSATION TABLES

In addition, Named Executive Officers who, prior to 1991, participated in the old employee contributory portion of the Qualified Pension Plan may also have a frozen contributory benefit based on their participant contributions made prior to April 30, 1991. Those frozen benefits, included as part of the total Qualified Pension Plan benefit, are as follows: $48,100 for Richard K. Smucker and $1,400 for Mark R. Belgya.

Early retirements under the Qualified Pension Plan are subject to the following rules:

if the participant terminates employment after completing five years of service but prior to attaining age 65, the Qualified Pension Plan benefit is calculated based on frozen accrued benefits and service at the time the Named Executive Officer leaves employment;

terminating participants have the option of receiving a lump sum payment or an immediate annuity at the time of termination;

early payments are reduced actuarially for benefits that commence before age 65;

if the participant has more than 10 years of service and has reached age 55 at the time of retirement, early payments are reduced 4% per year that the benefits start before age 65; and

if the participant has more than 30 years of service at the time their employment terminates, early payments are reduced 4% per year from age 62.

As of April 30, 2019, each of Richard K. Smucker and Mark R. Belgya had already completed 30 years of service with the Company. All accrued benefits under the Qualified Pension Plan have been frozen for all participants, including the Named Executive Officers, effective December 31, 2017.

David J. Lemmon participated in the Canadian Registered Plan during his assignment in Canada. This plan provides the following benefits:

provides pension benefits based on earnings accumulated during a member’s career;

covers prior plan benefits which are based on credited service with the Company in the prior plan and based on the final average pay (average base salary and commissions for the five most highly compensation years of employment during the prior 10 years;

the Canadian Registered Plan was closed to new members on December 31, 2012; new members joined the DC Pension Plan; and

current members who were not age 50 with at least 10 years of continuous service ceased to accrue a defined benefit pension at December 31, 2012 and joined the DC Pension Plan.

SERP

The benefit provided under the SERP is defined as an annuity beginning at normal retirement age. It can be paid out in the form of an annuity or lump sum. The SERP benefit expressed as an annual single life annuity is equal to (A) 2.5% times final average earnings, times years of service up to 20 years, plus (B) 1.0% times final average earnings, times years of service from 20 to 25 years, minus (C) the basic benefit provided under the Qualified Pension Plan, minus (D) the Company paid portion of the contributory benefit in the Qualified Pension Plan that was frozen April 30, 1991, and minus (E) an estimate of the Social Security benefit that would be payable at the later of age 62 or actual retirement. Final average earnings are equal to average compensation (base salary, holiday bonus, and Cash Incentive Award) over the five consecutive years of employment that produces the highest average.

Early retirements under the SERP are subject to the following rules:

if the participant terminates employment before normal retirement age without completing 10 years of service, no SERP benefit is payable;

if the participant terminates employment after completing 10 years of service but before age 65, the gross SERP benefit ((A) plus (B) in the prior paragraph) is calculated based on final average earnings and service at the time the participant leaves employment (as of April 30, 2019, Mark T. Smucker and Mark R. Belgya are eligible for such early retirement benefit); and

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COMPENSATION TABLES

the gross SERP benefit will be reduced by 4% per year that the benefit commences prior to age 62 and then offset by the Qualified Pension Plan benefit, frozen contributory benefit, enhanced contribution to the 401(k) Plan, and estimate of Social Security benefit.

On April 21, 2011, we amended the SERP to provide that, to the extent payment of any benefit under the SERP is delayed beyond the latter of the participant reaching age 55 or the participant’s separation from service, such benefit will be adjusted (i) with interest, if payable as a lump sum, and (ii) actuarially, if payable as an annuity, all as determined in accordance with the SERP. This change takes into account the fact that Section 409A of the Code imposes a delay on benefit commencement in certain cases.

Richard K. Smucker’s benefits under the SERP were frozen in 2016. Richard K. Smucker began receiving the SERP benefit on April 1, 2019, and he receives monthly annuity payments under the SERP, which are approximately the same monthly annuity payments he would have received under the SERP had he retired on March 31, 2016.

Determination of Value

The amounts shown in the “2019 Pension Benefits Table” are based on the value at age 62 (a prior date for Richard K. Smucker), which is the earliest age at which an unreduced retirement benefit is payable under both plans. Other key assumptions used to determine the amounts are as follows:

an interest rate of 4.03%, the Financial Accounting Standards Board Accounting Standards Codification Topic 715 (“ASC Topic 715”) discount rate as of April 30, 2019. The ASC Topic 715 discount rate as of April 30, 2018 was 4.22% and April 30, 2017 was 4.07%;

for the SERP, 50% are assumed to elect a lump sum (except Richard K. Smucker, who has chosen his benefit form) with Revenue Ruling 2001-62 mortality used for life expectancy and 50% elect an annuity with the mortality assumption based on a version of the RP-2014 table with mortality improvements projected into the future;

for the Qualified Pension Plan, 50% are assumed to elect an annuity and 50% a lump sum using the mortality prescribed by the Internal Revenue Service. The Qualified Pension Plan uses the same mortality assumption as described above for the SERP annuity elections to determine life expectancy; and

for the Canadian Registered Plan, David J. Lemmon is assumed to elect an annuity. Mortality is assumed to follow the 2014 Canadian Pensioners Mortality Table and include future mortality improvements based on the MI-2017 improvement scale. The ASC Topic 715 discount rate as of April 30, 2019 was 3.21% and April 30, 2018 was 3.57% for this plan.

The years of credited service for the Named Executive Officers are based only on their years of service while an employee of the Company during the time they were eligible participants in the plans.

60	The J. M. Smucker Company 2019 Proxy Statement

COMPENSATION TABLES

The “2019 Pension Benefits Table” below shows the Named Executive Officers’ number of years of credited service, present value of accumulated benefit, and payments during the last fiscal year under each of the plans.

2019 Pension Benefits

(a)	(b)	(c)	(d)		(e)
Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Mark T. Smucker	Qualified Pension Plan SERP Total	10.3 21.6	179,068 6,546,018 6,725,086		— —

Mark R. Belgya	Qualified Pension Plan SERP Total	32.8 34.1	1,156,753 6,414,777 7,571,530		— —

Jeannette L. Knudsen	Qualified Pension Plan SERP Total	5.3 —	53,602 — 53,602		— —

David J. Lemmon	Canadian Registered Plan SERP Total	18.8 —	522,489 — 522,489	(1)	— —

Richard K. Smucker	Qualified Pension Plan SERP Total	45.2 43.6	2,029,141 11,402,886 13,432,027		58,158 5,400,646 5,458,804

(1)

The present value of accumulated benefit shown for David J. Lemmon has been converted to U.S. dollars at an exchange ratio of 1.3390 Canadian dollars to one U.S. dollar, which is the published exchange rate as of April 30, 2019.

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COMPENSATION TABLES

2019 NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Mark T. Smucker	—	—	—	—	—

Mark R. Belgya	—	—	—	—	—

Jeannette L. Knudsen New SERP (2) Restoration Plan (3)	— 17,475	— 20,387	38,426 3,645	— —	563,830 74,167

David J. Lemmon Canadian Nonqualified Plans (4)	16,966	36,592	23,110	—	503,478

Richard K. Smucker Deferred Compensation Plan Vested but Unreleased Shares	— —	— —	412,136 —	— —	6,037,318 7,177,657	(5) (6)

(1)	No portion of the amounts shown in column (d) are reported in the “Summary Compensation Table” as no earnings are considered to be above market.

(2)

The New SERP is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. The Company contributes 7% of eligible participants’ compensation. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in monthly installments ranging from 5 to 20 years. No contributions will be made to the New SERP for compensation earned after December 31, 2017.

(3)

The Restoration Plan is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. Participants in the Restoration Plan may elect to contribute up to 50% of their eligible compensation in excess of federal tax limitations. The Company matches 7% of the first 6% of participant contributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in annual installments ranging from 2 to 10 years. Jeannette L. Knudsen became eligible to participate in the Restoration Plan on January 1, 2018. David J. Lemmon became eligible to participate in the Restoration Plan on January 1, 2019. Compensation related to any deferrals has been included as compensation in the “Summary Compensation Table.”

(4)

David J. Lemmon participated in two nonqualified plans during his Canadian assignment. Participants in the Canadian Savings Plan may elect to contribute up to 5% of eligible compensation, and the Company matches 50% of participant contributions. Participants in the Canadian Restoration Plan may elect to contribute up to 4% of eligible compensation in excess of federal tax limitations, and the Company contributes 2% of eligible compensation and matches 100% of participant contributions. Contribution and earnings amounts have been converted from Canadian dollars to U.S. dollars at an exchange ratio of 1.3109 Canadian dollars to one U.S. dollar. This ratio is the average of the published exchange rates for the portion of fiscal year 2019 during which Mr. Lemmon was compensated in Canadian dollars. The aggregate balance has been converted from Canadian dollars to U.S. dollars at an exchange ratio of 1.3390 Canadian dollars to one U.S. dollar, which is the published exchange rate as of April 30, 2019.

(5)

This aggregate balance includes the amounts reported as compensation in the “Summary Compensation Table” in previous fiscal years. For Richard K. Smucker, this amount is $2,475,085. This aggregate balance also includes earnings on prior contributions.

62	The J. M. Smucker Company 2019 Proxy Statement

COMPENSATION TABLES

Executive officers who do not participate in the Restoration Plan may elect to defer up to 50% of salary and up to 100% of the Cash Incentive Award in the Deferred Compensation Plan. The amounts deferred are credited to notional accounts selected by the executive officer that mirror the investment alternatives available in the 401(k) Plan.

The Deferred Compensation Plan is a non-qualified deferred compensation plan and, as such, is subject to the rules of Section 409A of the Code, which restrict the timing of distributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in annual installments ranging from 2 to 10 years.

(6)

Upon participants reaching the age of 60 with 10 years of service, all Restricted Stock Awards vest immediately, with 50% of such Restricted Stock Awards available for settlement of taxes due and the remainder subject to a four-year retention period. Shares subject to this retention requirement are held by Richard K. Smucker (58,531) from the 2015 through 2018 grants. The market value of restricted shares was computed using $122.63, the closing share price of our common shares on April 30, 2019, the last business day of the fiscal year.

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POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Broad-Based Severance Plan

All of the Named Executive Officers are eligible for benefits under a broad-based severance plan. If a Named Executive Officer is terminated without cause, he or she will be eligible for a severance benefit of up to one year of base salary based on service requirements.

Long-Term Disability

In the event of a qualified long-term disability, participants continue to earn Qualified Pension Plan benefit service up to the earlier of age 65 or termination of employment. Also, 60% of base salary is continued, up to $20,000 per month, until the earlier of age 65 or the end of the disability period.

Termination Payments

The Severance values in the following table represent potential payments to the Named Executive Officers based on certain possible termination events. These payments are based on the broad-based severance plan that covers substantially all of our salaried employees.

The Cash Incentive Award values in the following table represent potential payments to each Named Executive Officer who is eligible to receive an award under the short-term incentive compensation program based on our actual performance if he or she is actively employed on the last day of the fiscal year. Named Executive Officers who are not eligible to retire must be employed by the Company on the date of payment in order to receive an award.

The Value of Restricted Shares amounts in the following table reflect the immediate vesting of outstanding equity awards based on the type of termination that has occurred or in the event of a change in control. If we have a change in control, all outstanding equity awards will immediately vest based on the terms of the existing equity plans and the applicable award agreements. No restricted shares are awarded if an employee is not actively employed with us on the date of the grant. The Restricted Stock Award for fiscal year 2019 that would have been forfeited based on the assumed April 30, 2019 termination date is not reflected in the termination scenario tables.

The Retiree Healthcare Benefit values in the following table are shown only for those Named Executive Officers who are eligible for retirement as of the end of the fiscal year. These values represent the balance as of April 30, 2019 of the employee’s Healthcare Retirement Account. The Named Executive Officer may use this balance in retirement to cover healthcare costs and premiums.

Potential Change in Control Payments

We have entered into Severance Agreements with several of our key employees, including all of the Named Executive Officers, as a retention tool in order to provide for severance benefits in connection with a change in control. The term of the Severance Agreement is two years, with automatic one-year renewals on each one-year anniversary of the effective date. Subject to limited exceptions, the Board may terminate the Severance Agreement at its discretion.

Generally, the Severance Agreement only entitles the Named Executive Officers to severance benefits upon a termination by the Company without “cause” or by the Named Executive Officer for “good reason” in connection with a “change in control” (each as defined in the Severance Agreement), within a 24-month period after a change in control event. If so terminated, a Named Executive Officer will receive severance benefits consisting of: (i) a lump-sum payment equal to two times the sum of the Named Executive Officer’s annual base salary and the target annual bonus; (ii) pro-rata target bonus for the year of termination; (iii) a lump sum amount equal to the cost of COBRA coverage for 18 months; and (iv) if requested by the Named Executive Officer, outplacement services not to exceed $25,000. In order to receive severance payments, the Named Executive Officer must execute a general release of claims in favor of the Company. The Severance Agreement includes non-competition and non-solicitation of employee’s covenants, which apply during the Named Executive Officer’s term of employment with the Company and for a period of 18 months following the date of the Named Executive Officer’s termination of employment for any reason, whether before or after a change in control.

64	The J. M. Smucker Company 2019 Proxy Statement

POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

In the event that any payment or benefit due to a Named Executive Officer would be subject to the excise tax under Section 4999 of the Code, based on such payments being classified as “excess parachute payments” under Section 280G of the Code, then the amounts payable to such Named Executive Officer will be reduced to the maximum amount that does not trigger the excise tax, unless the Named Executive Officer would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise tax thereon.

Termination Analysis Table

The following table and footnotes describe the estimated potential payment obligations under various termination events. The table assumes termination of employment occurs on the last day of the fiscal year. A closing stock price of $122.63, as of the last business day of the fiscal year, is assumed for all equity values.

	Voluntary ($) (1)	Death ($)	Involuntary for Cause ($)	Involuntary w/o Cause ($)	Change in Control ($)
Mark T. Smucker
Severance (2)	—	—	—	792,000	4,387,500
Medical & Outplacement Benefits	—	—	—	—	54,278
Cash Incentive Award	—	1,157,813	—	1,157,813	1,157,813
Value of Restricted Shares (3)	—	10,142,144	—	10,142,144	10,142,144
Retirement Benefits (4)	7,321,948	3,686,650	7,321,948	7,321,948	7,321,948

TOTAL	7,321,948	14,986,607	7,321,948	19,413,905	23,063,683
Mark R. Belgya
Severance (2)	—	—	—	629,500	2,375,000
Medical & Outplacement Benefits	—	—	—	—	50,808
Cash Incentive Award	—	534,375	—	534,375	534,375
Value of Restricted Shares (3)	—	4,522,717	—	—	—
Retirement Benefits (4)	7,941,102	3,989,400	7,941,102	7,941,102	7,941,102
Retiree Healthcare Benefits (5)	47,750	47,750	47,750	47,750	47,750

TOTAL	7,988,852	9,094,242	7,988,852	9,152,727	10,949,035
Jeannette L. Knudsen
Severance (2)	—	—	—	312,192	1,650,000
Medical & Outplacement Benefits	—	—	—	—	54,278
Cash Incentive Award	—	308,750	—	308,750	308,750
Value of Restricted Shares (3)	—	2,978,928	—	2,978,928	2,978,928
Retirement Benefits (4)	45,166	16,586	45,166	45,166	45,166

TOTAL	45,166	3,304,264	45,166	3,645,036	5,037,122
David J. Lemmon
Severance (2)	—	—	—	496,692	1,751,000
Medical & Outplacement Benefits	—	—	—	—	33,635
Cash Incentive Award	—	348,771	—	348,771	348,771
Value of Restricted Shares (3)	—	1,306,745	—	1,306,745	1,306,745
Retirement Benefits (4)	624,482	624,482	624,482	677,596	677,596

TOTAL	624,482	2,279,998	624,482	2,829,804	4,117,747

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POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

	Voluntary ($) (1)	Death ($)	Involuntary for Cause ($)	Involuntary w/o Cause ($)	Change in Control ($)
Richard K. Smucker
Severance (2)	—	—	—	753,000	3,000,000
Medical & Outplacement Benefits	—	—	—	—	42,234
Cash Incentive Award	712,500	712,500	—	712,500	712,500
Value of Restricted Shares (3)	—	—	—	—	—
Retirement Benefits (4)	13,432,027	11,480,833	13,432,027	13,432,027	13,432,027
Retiree Healthcare Benefits (5)	61,515	61,515	61,515	61,515	61,515

TOTAL	14,206,042	12,254,848	13,493,542	14,959,042	17,248,276

(1)	This amount assumes the Named Executive Officer voluntarily terminates or retires. Other than Richard K. Smucker, none of the Named Executive Officers are currently eligible for retirement.

(2)

In the event of an involuntary termination without cause, the amount equals up to a maximum of 52 weeks of pay based on the provisions of the broad-based severance plan. In the event of a change in control, the amount equals two times the sum of the annual base salary and the target annual bonus.

(3)

In the event of a change in control, death, or permanent disability, all unvested equity awards would automatically vest. In the event of an involuntary termination without cause, the Compensation Committee has the discretion to vest all outstanding unvested restricted shares. The amount under the column “Involuntary w/o Cause” assumes that all unvested restricted shares become vested.

(4)

Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2019. Such amounts may differ from the comparable value shown in the “2019 Pension Benefits Table.” Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit. The SERP includes a provision indicating that the participant will not receive his or her benefit if the participant’s employment with the Company is terminated due to his or her dishonest or fraudulent conduct. The present value of accumulated benefit shown for David J. Lemmon has been converted to U.S. dollars at an exchange ratio of 1.3390 Canadian dollars to one U.S. dollar, which is the published exchange rate as of April 30, 2019.

(5)	This amount includes the current balance of the Named Executive Officer’s employer-provided Healthcare Retirement Account.

66	The J. M. Smucker Company 2019 Proxy Statement

2019 CEO PAY RATIO

The SEC requires us to disclose the annual total compensation of Mark T. Smucker, our Chief Executive Officer, and our median employee, as well as the ratio of their respective annual total compensation to each other. The annual total compensation values are calculated in accordance with SEC rules applicable to the Summary Compensation Table. The values are as follows for fiscal year 2019, our last completed fiscal year:

Mark T. Smucker’s annual total compensation: $8,056,890

Our median employee’s annual total compensation: $71,045

Ratio of Mark T. Smucker’s annual total compensation to our median employee’s annual total compensation: 113:1

Pay Ratio Methodology

To prepare the pay ratio analysis, SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure, and compensation plans, policies, and procedures.

As permitted under SEC rules and regulations, we may identify our median employee for purposes of providing pay ratio disclosure once every three years, provided that there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the 2018 pay ratio disclosure. Due to the acquisition of Ainsworth and the divestiture of the U.S. baking business, we performed the pay ratio analysis of our employee population for fiscal year 2019.

In determining our median employee, we chose April 1, 2019 as the determination day to review our global employee population, which date is within the last three months of our last completed fiscal year. We selected this date to allow us sufficient time to identify the median employee. As of that date, we employed 7,539 persons in 5 countries.

Consistent with our approach used last year, our median employee was selected using wages received by each employee (excluding our Chief Executive Officer), as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 and the Canada Revenue Agency on Form T4 for the calendar year ended December 31, 2018. As permitted under SEC rules, we excluded 4 employees in Brazil, 2 employees in Hong Kong, and 2 employees in Vietnam, as they represent less than 1% of our total employee population. In determining our median employee, we did not use any of the other exemptions permitted under SEC rules, and we used the employee population as of April 1, 2019 to determine eligibility to identify the median employee. Similarly, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or to determine annual total compensation or any elements of annual total compensation for our median employee or Mark T. Smucker.

Once we identified our median employee, we calculated such employee’s annual total compensation as described above for purposes of determining the ratio of Mark T. Smucker’s annual total compensation to such employee’s annual total compensation.

The J. M. Smucker Company 2019 Proxy Statement	67

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2019.

EXECUTIVE COMPENSATION COMMITTEE

Paul J. Dolan, Chair

Elizabeth Valk Long

Gary A. Oatey

Kirk L. Perry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the following non-employee Directors served as a member of the Compensation Committee during fiscal year 2019: Paul J. Dolan, Elizabeth Valk Long, Gary A. Oatey, and Kirk L. Perry. During fiscal year 2019, no Company executive officer or Director was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

Paul J. Dolan, the Chair of the Compensation Committee, is Chairman and Chief Executive Officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization, but the Company has determined that the Dolan family’s ownership interest in the Cleveland Indians does not disqualify Mr. Dolan from being an “outside director” under Section 162(m) of the Code. We incurred approximately $371,000 in advertising and promotional activities expenses related to our sponsorship with the Cleveland Indians organization, along with purchases of season tickets and a partial season for a luxury box, in fiscal year 2019.

Kirk L. Perry, a member of the Compensation Committee, is the President, Brand Solutions of Google Inc. We incurred approximately $12,257,000 in expenses for advertising services provided to us by Google Inc. in fiscal year 2019.

68	The J. M. Smucker Company 2019 Proxy Statement

RELATED PARTY TRANSACTIONS

The Board has long recognized that transactions with Related Persons (as defined below) present a potential conflict of interest (or the perception of a conflict) and, together with our senior management, the Board has enforced the conflict of interest provisions set forth in the Code of Conduct. All employees and members of the Board sign and agree to be bound by the Code of Conduct. Ethics has been, and will continue to be, one of our Basic Beliefs.

Related Party Transaction Approval Policy

In order to formalize the process by which we review any transaction with a Related Person, the Board has adopted a written policy addressing our procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Under the policy, our General Counsel initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy. The policy provides that any transaction, arrangement, or relationship, or series of similar transactions, with any Director, nominee for Director, executive officer, 5% beneficial owner, or any of their immediate family members, or any entity which is owned or controlled by such persons, or in which such persons have a substantial ownership interest or control of such entity (collectively, “Related Persons”) in which we have or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate will be subject to review, approval, or ratification by the Audit Committee. In its review of related person transactions, the Audit Committee will review the material facts and circumstances of the transaction.

Transactions with Directors and Executive Officers

Timothy P. Smucker, Chairman Emeritus for the Company, is the brother of our Executive Chairman, Richard K. Smucker, and the father of our President and Chief Executive Officer, Mark T. Smucker. For fiscal year 2019, Timothy P. Smucker was compensated as a non-employee Director, and such compensation is included in the “2019 Director Compensation Table.”

Paul J. Dolan, a member of the Board, is Chairman and Chief Executive Officer of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians organization, but the Company has determined that the Dolan family’s ownership interest in the Cleveland Indians does not disqualify Mr. Dolan from being an “outside director” under Section 162(m) of the Code. We incurred approximately $371,000 in advertising and promotional activities expenses related to our sponsorship with the Cleveland Indians organization, along with purchases of season tickets and a partial season for a luxury box, in fiscal year 2019.

Kirk L. Perry, a member of the Board, is the President, Brand Solutions of Google Inc. We incurred approximately $12,257,000 in expenses for advertising services provided to us by Google Inc. in fiscal year 2019.

Related party transactions regarding members of the Compensation Committee are also disclosed under the “Compensation Committee Interlocks and Insider Participation” section of this proxy statement.

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OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Company Common Shares

The following table sets forth, as of June 17, 2019 (unless otherwise noted), the beneficial ownership of our common shares by:

each person or group known to us to be the beneficial owner of more than 5% of our outstanding common shares;

each Director, each nominee for Director listed in this proxy statement, and each Named Executive Officer; and

all of our Directors and executive officers as a group.

Unless otherwise noted, the shareholders listed in the table below have sole voting and investment powers with respect to the common shares beneficially owned by them. The address of each Director, nominee for Director, and executive officer is One Strawberry Lane, Orrville, Ohio 44667. As of June 17, 2019, there were 114,039,401 common shares outstanding.

Name	Number of Common Shares Beneficially Owned (1)(2)(3)(4)(5)	Percent of Outstanding Common Shares
The Vanguard Group, Inc.	13,119,485 (6)	11.5%
BlackRock, Inc.	10,239,722 (7)	9.0%
State Street Corporation	7,513,115 (8)	6.6%
Richard K. Smucker	2,575,521	2.3%
Timothy P. Smucker	1,942,675	1.7%
Mark R. Belgya	106,442	*
Kathryn W. Dindo	41,114	*
Paul J. Dolan	35,867	*
Tina R. Floyd	16,894	*
Amy C. Held	26,924	*
Jay L. Henderson	6,701	*
Kevin G. Jackson	38,734	*
Jeannette L. Knudsen	43,538	*
David J. Lemmon	23,211	*
Elizabeth Valk Long	63,920	*
Gary A. Oatey	45,402	*
Jill R. Penrose	47,288	*
Kirk L. Perry	4,356	*
Sandra Pianalto	6,490	*
Nancy Lopez Russell	20,873	*
Alex Shumate	14,724	*
Mark T. Smucker	245,915	*
Joseph Stanziano	15,176	*
Dawn C. Willoughby	3,195	*
21 Directors and executive officers as a group	4,167,301	3.7%

*	Less than 1%

70	The J. M. Smucker Company 2019 Proxy Statement

OWNERSHIP OF COMMON SHARES

(1)

In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock options covering common shares, if any, exercisable by such owner within 60 days after June 17, 2019. The common share numbers include such options as follows: Mark T. Smucker, 30,000; Mark R. Belgya, 37,500; Jeannette L. Knudsen, 10,000; David J. Lemmon, 5,000; Richard K. Smucker, 62,500; and all Directors and executive officers as a group, 200,000.

(2)

The beneficial ownership information set forth above also includes the following number of restricted shares beneficially owned by the persons identified below: Mark T. Smucker, 108,236; Mark R. Belgya, 42,004; Jeannette L. Knudsen, 27,261; David J. Lemmon, 15,980; Richard K. Smucker, 44,162; and all Directors and executive officers as a group, 307,111.

(3)

Beneficial ownership of the following common shares included in the table is disclaimed by Richard K. Smucker: 1,433,392 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 195,918 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Timothy P. Smucker: 477,798 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 200,791 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following common shares included in the table is disclaimed by Mark T. Smucker: 12,641 common shares with respect to which Mark T. Smucker disclaims voting or investment power.

The number of common shares beneficially owned by all Directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(4)

This number includes common shares held for the benefit of the individual named under the terms of the Amended and Restated Nonemployee Director Stock Plan (“Nonemployee Director Stock Plan”), the Nonemployee Director Deferred Compensation Plan, The J. M. Smucker Company 2006 Equity Compensation Plan (the “2006 Plan”), and the 2010 Plan as follows: Kathryn W. Dindo, 41,114; Paul J. Dolan, 35,867; Jay L. Henderson, 3,701; Elizabeth Valk Long, 62,975; Gary A. Oatey, 39,401; Kirk L. Perry, 4,355; Sandra Pianalto, 6,241; Nancy Lopez Russell, 20,484; Alex Shumate, 14,724; Timothy P. Smucker, 4,557; and Dawn C. Willoughby, 3,195. The common shares indicated are held in trust for the Directors named and are voted pursuant to their direction.

(5)

Because, under the Articles, shareholders may be entitled, on certain matters, to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percentage of outstanding common shares owned and the voting power represented by those common shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares not held as of record in the name of individuals. There are no proposals on this year’s ballot for which the ten-votes-per-share provisions apply.

(6)

The number of shares beneficially owned is based on information set forth in a Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, filed with the SEC on February 11, 2019. Vanguard is a U.S. company organized under the laws of the Commonwealth of Pennsylvania. Vanguard’s Schedule 13G/A indicated that, as of December 31, 2018, Vanguard had sole voting power as to 130,755 common shares, shared voting power as to 40,869 common shares, sole dispositive power as to 12,948,048 common shares, and shared dispositive power as to 171,437 common shares.

(7)

The number of shares beneficially owned is based on information set forth in a Schedule 13G/A of BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055, filed with the SEC on February 5, 2019. BlackRock is a

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OWNERSHIP OF COMMON SHARES

U.S. company organized under the laws of the State of Delaware. BlackRock’s Schedule 13G/A indicated that, as of December 31, 2018, BlackRock had sole voting power as to 8,932,124 common shares and sole dispositive power as to 10,239,722 common shares.

(8)

The number of shares beneficially owned is based on information set forth in a Schedule 13G of State Street Corporation (“State Street”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, filed with the SEC on February 11, 2019. State Street is a U.S. company organized under the laws of the Commonwealth of Massachusetts. State Street’s Schedule 13G indicated that, as of December 31, 2018, State Street had shared voting power as to 6,837,433 common shares and shared dispositive power as to 7,511,520 common shares.

Delinquent Section 16(a) Reports

Under the U.S. securities laws, our Directors, executive officers, and beneficial owners of more than 10% of our common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC and the NYSE. Due dates for the reports are specified by those laws, and we are required to disclose in this proxy statement any failure in the past year to file by the required dates. Based solely on written representations of our Directors and executive officers and on copies of the reports that they have filed with the SEC, it is our belief that all of our Directors and executive officers complied with all Section 16(a) filing requirements applicable to them with respect to transactions in our equity securities during fiscal year 2019, except that a Form 3 for Amy C. Held was filed late due to a failure to receive her EDGAR codes on a timely basis and a Form 5 for Nancy Lopez Russell was filed late due to a delay in notifying the Company of an open market purchase of the Company’s common shares by her husband.

72	The J. M. Smucker Company 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the following equity compensation plans of the Company as of April 30, 2019: The J. M. Smucker Company 1998 Equity and Performance Incentive Plan (the “1998 Plan”), the 2006 Plan, the 2010 Plan, the Nonemployee Director Stock Plan, and the Nonemployee Director Deferred Compensation Plan. All of these equity compensation plans have been approved by our shareholders, with the exception of the Nonemployee Director Deferred Compensation Plan, which was initially adopted by the Board on January 1, 2007 and amended and restated on January 1, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (1)(2)(3) (c)
Equity compensation plans approved by security holders (4)(5)	1,519,167	$112.84	5,380,499
Equity compensation plans not approved by security holders (6)	50,800	—	—
Total	1,569,967	$112.84	5,380,499

(1)

As of April 30, 2019, there were 5,380,499 common shares remaining available for grant as awards. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take restricted shares, restricted stock units, or other non-option awards into account.

(2)

Upon approval of the 2010 Plan by shareholders, no further awards could be made under the 1998 Plan, the Nonemployee Director Stock Plan, and the 2006 Plan, except that the provisions relating to the deferral of Director retainers and fees under the Nonemployee Director Stock Plan continued to apply to services rendered through December 31, 2006.

(3)	There is no established pool of authorized common shares under the Nonemployee Director Deferred Compensation Plan.

(4)

This amount includes 289,013 deferred stock units and restricted stock units outstanding under the Nonemployee Director Stock Plan, the 2006 Plan, and the 2010 Plan. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these deferred stock units and restricted stock units into account.

(5)

In June 2018, we granted several executive officers performance units with a one-year performance period, payable in restricted shares in June 2019. The actual number of performance units earned was not known as of April 30, 2019. Subsequent to April 30, 2019, the performance units earned were converted into 85,154 restricted shares. The actual number of restricted shares earned was included in column (a) for purposes of including the performance units outstanding at April 30, 2019. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these performance units into account.

(6)

Includes 50,800 outstanding deferred stock units related to retainer and meeting fees voluntarily deferred by non-employee Directors under the Nonemployee Director Deferred Compensation Plan. The Nonemployee Director Deferred Compensation Plan provides each of our non-employee Directors with an opportunity to defer receipt of any portion of the cash compensation he or she receives for his or her service as a Director. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take these deferred stock units into account.

The J. M. Smucker Company 2019 Proxy Statement	73

ANNUAL REPORT

Our annual report for the fiscal year ended April 30, 2019 was mailed to each shareholder on or about June 28, 2019.

2020 SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the Company’s 2020 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that annual meeting must deliver the proposal to our Corporate Secretary so that it is received no later than February 29, 2020. In addition, according to the Regulations, if a shareholder intends to present a proposal (including with respect to Director nominations) at our 2020 annual meeting without the inclusion of that proposal in our proxy materials, the shareholder must deliver the proposal to our Corporate Secretary so that it is received no later than May 16, 2020, which is 90 calendar days before the first anniversary of the date of the preceding year’s annual meeting, and no earlier than April 16, 2020, which is 120 days before the first anniversary of the date of the preceding year’s annual meeting. After May 16, 2020, the notice would be considered untimely. If, however, the date of our 2020 annual meeting of shareholders is more than 30 days before or more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, then the deadline for shareholders to notify us will be no earlier than the close of business on the 120th day prior to the date of such annual meeting and no later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS

We do not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

“HOUSEHOLDING” OF PROXY MATERIALS

In accordance with the notices we have sent to registered shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and mailing address, unless they have notified us that they want to continue receiving multiple copies. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. We understand that the brokerage community has mailed similar notices to holders of common shares who hold their common shares in street name. This practice, known as “householding,” is permitted by the SEC and is designed to reduce duplicate mailings and save printing and postage costs, as well as conserve natural resources.

Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications should contact their broker if they are a street name shareholder or, if they are a registered shareholder, should contact Computershare Investor Services, LLC (“Computershare”) by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky 40233. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future, may also notify their broker or Computershare. We will promptly deliver a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered upon written or oral request to Shareholder Services, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667, 1-330-684-3838.

74	The J. M. Smucker Company 2019 Proxy Statement

ELECTRONIC DELIVERY OF COMPANY SHAREHOLDER COMMUNICATIONS

If you are a registered shareholder, we encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your shareholder communications from us electronically. Through participation in the eTree program sponsored by Computershare, we will have a tree planted on your behalf if you elect to receive your shareholder materials and documents electronically. The tree will be planted by American Forests, a leading conservation organization, to support revegetation and reforestation efforts in the United States. You will receive your shareholder information faster and will be able to access your documents, reports, and information on-line at the Investor Centre on Computershare’s website at www.computershare.com/investor. With your consent, we will stop mailing paper copies of these documents and will notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your election to receive shareholder communications electronically will be effective until you cancel it.

Please note that, although there is no charge for accessing our annual meeting materials on-line, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-866-602-0762.

VOTING RIGHTS OF COMMON SHARES

Under Article Fourth of the Articles, the holder of each outstanding common share is entitled to one vote on each matter submitted to a vote of our shareholders, except for the following specific matters:

any matter that relates to or would result in the dissolution or liquidation of the Company;

the adoption of any amendment to the Articles or the Regulations, or the adoption of amended Articles, other than the adoption of any amendment or amended Articles that increases the number of votes to which holders of our common shares are entitled or expands the matters to which time phased voting applies;

any proposal or other action to be taken by our shareholders relating to any successor plan to the Rights Agreement, dated as of May 20, 2009, between us and Computershare Trust Company, N.A.;

any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement;

the adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of us or any of our subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of our assets;

any matter submitted to our shareholders pursuant to Article Fifth (which relates to procedures applicable to certain business combinations) or Article Seventh (which relates to procedures applicable to certain proposed acquisitions of specified percentages of our outstanding common shares) of the Articles, as they may be further amended, or any issuance of our common shares for which shareholder approval is required by applicable stock exchange rules; and

any matter relating to the issuance of our common shares or the repurchase of our common shares that the Board determines is required or appropriate to be submitted to our shareholders under the Ohio Revised Code or applicable stock exchange rules.

On the matters listed above, common shares are entitled to ten votes per share if they meet the requirements set forth in the Articles. Common shares entitled to ten votes per share must meet one of the following criteria:

common shares for which there has not been a change in beneficial ownership in the past four years; or

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VOTING RIGHTS OF COMMON SHARES

common shares received through our various equity plans which have not been sold or otherwise transferred.

In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. There are no proposals on this year’s ballot for which the ten-votes-per-share provisions apply.

The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, trust companies, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless written proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership of such shares, including the voting of common shares. Thus, shareholders who hold common shares in street name or through any of the other indirect methods mentioned above must be able to submit written proof of beneficial ownership in form and substance satisfactory to us in order to be entitled to exercise ten votes per share.

The foregoing is merely a summary of the voting terms of the common shares and this summary should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares, as set forth in the Articles. A copy of the Articles is posted on our website at www.jmsmucker.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

PROXY SOLICITATION AND COSTS

We are furnishing this document to you in connection with the solicitation by the Board of the enclosed form of proxy for our annual meeting to be held on August 14, 2019. In addition to solicitation by mail, we may solicit proxies in person, by telephone, facsimile, or e-mail. We will bear all costs of the proxy solicitation and have engaged a professional proxy solicitation firm, D.F. King & Co., Inc., to assist us in soliciting proxies. We will pay a fee of approximately $20,000 (including expenses) for such services.

We pay for the preparation and mailing of the Notice of 2019 Annual Meeting of Shareholders and proxy statement, and we have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of this proxy statement and other annual meeting materials to the beneficial owners of our common shares at our expense. This proxy statement is dated June 28, 2019 and is first being mailed to our shareholders on or about June 28, 2019.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

You received these proxy materials because you are a shareholder of the Company. The Board is providing these proxy materials to you in connection with our annual meeting to be held on August 14, 2019. As a shareholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all shareholders to attend the annual meeting and vote in person, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the annual meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you have instructed. By voting via proxy, each shareholder can cast his or her vote without having to attend the annual meeting in person.

76	The J. M. Smucker Company 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust, or other nominee. It is important that you complete, sign, date, and return each proxy card you receive, or vote using the telephone, or by using the Internet (as described in the instructions included with your proxy card(s) or in the Notice of Internet Availability of Proxy Materials).

Why didn’t I receive paper copies of the proxy materials?

As permitted by the SEC, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. We believe this delivery method expedites your receipt of materials, while also lowering costs and reducing the environmental impact of our annual meeting. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this proxy statement and our annual report and how to vote online.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the notice. The Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about June 28, 2019 and provides instructions on how you may access and review the proxy materials on the Internet.

What is the record date and what does it mean?

The Board has established June 17, 2019 as the record date for the annual meeting of shareholders to be held on August 14, 2019. Shareholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

What is the difference between a “registered shareholder” and a “street name shareholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare, our transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “street name shareholder.”

How many common shares are entitled to vote at the annual meeting?

As of the record date, there were 114,039,401 common shares outstanding and entitled to vote at the annual meeting.

How many votes must be present to hold the annual meeting?

A majority of the Company’s outstanding common shares as of the record date must be present in order for us to hold the annual meeting. This is called a quorum. Broker “non-votes” and abstentions are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner. Proposal 2 is the only routine matter on this year’s ballot that may be voted on by brokers.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. (“Broadridge”), or its designee, will determine if a quorum is present, tabulate the votes, and serve as our inspector of election at the annual meeting.

What vote is required to approve each proposal?

Under our Articles, shareholders may be entitled, on certain matters, to cast ten votes per share with regard to certain common shares and only one vote per share with regard to others. The total voting power of all of the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership of common shares not held as of record in the name of individuals. There are no proposals on this year’s ballot for which the ten-votes-per-share provisions apply.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will not be counted as votes cast “for” or “against” a candidate and will have no effect with regard to the election of Directors in Proposal 1 (See “Corporate Governance—Director Resignation Policy”). In addition, abstentions, broker non-votes (if any), and shares not in attendance and not voted at the annual meeting will not be counted as votes cast “for” or “against” Proposals 2 and 3 and, therefore, will have no effect on the vote for those proposals.

Proposal 1: Because this is an uncontested election, a candidate will be elected as a Director only if the votes cast for the candidate exceed the votes cast against the candidate, based upon one vote for each common share owned as of the record date. A plurality voting standard would be used if this were a contested election. Under the plurality voting standard, the candidates receiving the most “for” votes would be elected.

Under our Director resignation policy, in an uncontested election, any nominee for Director who receives a greater number of “against” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating Committee. We have provided more information about our Director resignation policy under the heading “Corporate Governance—Director Resignation Policy.”

Proposal 2: The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to ratify the appointment of the Independent Registered Public Accounting Firm (the “Independent Auditors”).

Proposal 3: The affirmative vote of the holders of a majority of the votes cast on this proposal, based upon one vote for each common share owned as of the record date, is necessary to approve, on an advisory basis, the Company’s executive compensation. This vote is advisory and not binding on the Company, the Board, or the Compensation Committee in any way. To the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate what actions, if any, may be necessary to address the concerns of shareholders. Under the Articles, shareholders are entitled to cast ten votes per share on any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan, or other similar plan, arrangement, or agreement. Because the vote on this proposal is a non-binding, advisory vote, we have determined that such ten-votes-per-share provisions will not apply to this proposal.

Where will I be able to find voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

How do I vote my common shares?

If you are a registered shareholder and you received your proxy materials by mail, you can vote your shares in one of the following manners:

by attending the annual meeting and voting;

by completing, signing, dating, and returning the enclosed proxy card(s);

by telephone, by calling 1-800-690-6903; or

by using the Internet and accessing www.proxyvote.com.

Please refer to the specific instructions set forth on the proxy card(s) that you received.

If you are a registered shareholder and you received a Notice of Internet Availability of Proxy Materials, you can vote your shares in one of the following manners:

by attending the annual meeting and voting;

by using the Internet and accessing www.proxyvote.com; or

by mail if you request a paper copy of the materials by calling 1-800-579-1639.

Please refer to the specific instructions set forth in the Notice of Internet Availability of Proxy Materials.

78	The J. M. Smucker Company 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If you are a street name shareholder, your broker, bank, trustee, or other nominee will provide you with materials and instructions for voting your common shares. If you wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy obtained from your broker, bank, trust, or other nominee to the annual meeting in order to vote in person.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, if you are a registered shareholder and you received your proxy materials by mail, you can change your vote in any one of the following ways:

sending a written notice to our Corporate Secretary that is received prior to the annual meeting and stating that you revoke your proxy;

signing, dating, and submitting a new proxy card(s) to Broadridge so that it is received prior to the annual meeting;

voting by telephone or by using the Internet prior to the annual meeting in accordance with the instructions provided with the proxy card(s); or

attending the annual meeting and voting in person.

Yes, if you are a registered shareholder and you received a Notice of Internet Availability of Proxy Materials, you can change your vote in any one of the following ways:

sending a written notice to our Corporate Secretary that is received prior to the annual meeting and stating that you revoke your proxy;

voting by using the Internet prior to the annual meeting, in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials;

attending the annual meeting and voting in person; or

requesting a paper copy of the materials by calling 1-800-579-1639, and then signing and dating the proxy card(s) and submitting the proxy card(s) to Broadridge so that it is received prior to the annual meeting.

Your mere presence at the annual meeting will not revoke your proxy. You must vote in person at the annual meeting in order to revoke your proxy.

If you are a street name shareholder, you must contact your broker, bank, trust, or other nominee in order to revoke your proxy.

How will my proxy be voted?

If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted for each of the proposals as the Board recommends.

What if my common shares are held in “street name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the NYSE, your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal 2 is the only routine matter on this year’s ballot to be voted on by our shareholders. Proposals 1 and 3 are not considered routine matters under the NYSE rules. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the annual meeting in order to vote in person.

The J. M. Smucker Company 2019 Proxy Statement	79

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

Proposal	Proposal Summary	FOR	AGAINST
1	Election of the Board nominees named in this proxy statement with terms expiring at the 2020 annual meeting of shareholders	✓
2	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year	✓
3	Advisory approval of the Company’s executive compensation	✓

Does the Company have cumulative voting?

No. In 2009, the shareholders of the Company amended the Articles to eliminate cumulative voting.

Who may attend the annual meeting?

All shareholders are eligible to attend the annual meeting. However, only those shareholders of record at the close of business on June 17, 2019 are entitled to vote at the annual meeting.

Do I need an admission ticket to attend the annual meeting?

Admission tickets are not required to attend the annual meeting. If you are a registered shareholder, properly mark your proxy to indicate that you will be attending the annual meeting. If you hold your common shares through a nominee or you are a street name shareholder, you are required to bring evidence of share ownership to the annual meeting (e.g., account statement, broker verification). Seating at the annual meeting will be on a first-come, first-served basis, and we cannot guarantee seating for all shareholders.

What type of accommodations can the Company make at the annual meeting for people with disabilities?

We can provide reasonable assistance to help you participate in the annual meeting if you notify the Corporate Secretary in writing at The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667, or by telephone, by calling 330-684-3838 at least two weeks prior to the annual meeting about your disability and how you plan to attend.

Who can answer my questions?

If you need additional copies of the proxy materials, you should contact:

Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, New York 11717 Call Toll Free: 1-800-579-1639

If you have any questions about the proxy materials or the annual meeting, or need assistance in voting your common shares, you should contact:

D.F. King & Co., Inc. 48 Wall Street New York, New York 10005 Call Toll Free: 1-866-342-4883 Call Collect: 212-269-5550

80	The J. M. Smucker Company 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

If you have any questions about the proxy materials or the annual meeting, you may also contact:

Shareholder Services The J. M. Smucker Company One Strawberry Lane Orrville, Ohio 44667 Telephone: 330-684-3838 Call Toll Free: 1-866-362-5369

The J. M. Smucker Company 2019 Proxy Statement	81

APPENDIX A: RECONCILIATION OF ADJUSTED OPERATING INCOME, ADJUSTED EARNINGS PER SHARE, AND FREE CASH FLOW TO THE RELATED GAAP MEASURES

	Year Ended April 30,
(Dollars and shares in millions, except per share data)	2019	2018
Operating income reconciliation:
Operating income	$928.6	$1,044.0
Amortization	240.3	206.8
Goodwill impairment charges	97.9	145.0
Other intangible assets impairment charges	107.2	31.9
Unallocated derivative losses (gains)	54.2	(37.3)
Cost of products sold - special project costs	-	3.9
Other special project costs	64.1	45.4
Adjusted operating income	$1,492.3	$1,439.7

Net income reconciliation:
Net income	$514.4	$1,338.6
Income tax expense (benefit)	187.2	(477.6)
Amortization	240.3	206.8
Goodwill impairment charges	97.9	145.0
Other intangible assets impairment charges	107.2	31.9
Unallocated derivative losses (gains)	54.2	(37.3)
Cost of products sold - special project costs	-	3.9
Other special project costs	64.1	45.4
Adjusted income before income taxes	$1,265.3	$1,256.7
Income taxes, as adjusted (A)	322.6	352.1
Adjusted income	$942.7	$904.6
Weighted-average shares - assuming dilution	113.7	113.6
Adjusted earnings per share - assuming dilution	$8.29	$7.96
Adjusted earnings per share - assuming dilution reconciliation:
Adjusted earnings per share - assuming dilution	$8.29	$7.96
Less: Partial earnings benefit from reduced effective tax rate	-	0.20
Adjusted earnings per share (as modified)	$8.29	$7.76

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$1,141.2	$1,218.0
Additions to property, plant, and equipment	(359.8)	(321.9)
Free cash flow	$781.4	$896.1

(A) Income taxes, as adjusted is based upon our GAAP effective tax rate and reflects the impact of items excluded from GAAP net income to derive adjusted income. Income taxes, as adjusted has been further adjusted to reflect the exclusion of certain one-time discrete tax adjustments related to U.S. tax reform and the goodwill impairment charges recorded during fiscal years 2019 and 2018.

A-1

DIRECTIONS TO THE ANNUAL MEETING

PUBLIC TRANSPORTATION:

Regional Transit Authority (RTA) on the Red Line:
Red Line to Tower City – Public Square Station, exit the train and take the elevator to M3, turn right out of elevator and the hotel's arrival lobby is located to the left.

FROM AKRON/CANTON:

Interstate 77 North into downtown Cleveland. Exit onto East Ninth Street, turn right at stop sign, and then merge towards the left. At third light turn left onto Huron Road. Turn right onto West Third Street.

FROM COLUMBUS/MANSFIELD:

Interstate 71 North into downtown Cleveland. Exit onto Ontario Street, and at third light turn left onto Huron Road. Turn right onto West Third Street.

The Justice Center
Cleveland Police Headquarters and Museum
WEST 3RD STREET
W ST CLAIR AVE
Cleveland Marriott Downtown at Key Center
WEST MALL DRIVE
Fountain of Eternal Life
ROCKWELL AVE
Cleveland Public Library
Learning Center and Money Museum
East 6th Street
VINCENT AVENUE
Howard M. Metzenbaum United States Courthouse
E 3RD ST
SUPERIOR AVENUE
Hyatt Regency Cleveland at The Arcade
The Arcade
Holiday Inn Express Cleveland Downtown
Old Stone Church
St Clair Avenue
EUCLID
Public Square
Soldiers' & Sailors' Monument
Tower City Center
Cleveland Visitors Center
The Corner Alley
Pickwick & Frolic
House of Blues
EAST 4TH STREET
5th Street Arcades
Residence Inn Cleveland Downtown
West 6th Street
FRANKFORT AVENUE
WEST 6TH STREET
EAST 4TH STREET
PROSPECT AVENUE
Renaissance Cleveland Hotel
Transit Information
JACK Cleveland Casino
Tower City–Public Square
W PROSPECT AVE
E 4TH ST
HIGH AVE
The Bike Rack (Rental)
HURON ROAD
W 4TH ST
W 3RD ST
The Ritz-Carlton Cleveland
W 2ND ST
WEST HURON ROAD
Carl B. Stokes Federal Courthouse
CANAL ROAD
Quicken Loans
ONTA

PRINTED WITH SOY INK

THE J. M. SMUCKER COMPANY ATTN: JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 13, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 13, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E81899-P25489-Z75066	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE J. M. SMUCKER COMPANY
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors whose term of office will expire in 2020.		For	Against	Abstain
Nominees:

	1a.	Kathryn W. Dindo	☐	☐	☐

	1b.	Paul J. Dolan	☐	☐	☐

	1c.	Jay L. Henderson	☐	☐	☐

	1d.	Gary A. Oatey	☐	☐	☐

	1e.	Kirk L. Perry	☐	☐	☐

	1f.	Sandra Pianalto	☐	☐	☐

	1g.	Nancy Lopez Russell	☐	☐	☐

	1h.	Alex Shumate	☐	☐	☐

	1i.	Mark T. Smucker	☐	☐	☐

	1j.	Richard K. Smucker	☐	☐	☐

	1k.	Timothy P. Smucker	☐	☐	☐

	1l.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign your name EXACTLY as it appears on this proxy. Joint owners should each sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The J. M. Smucker Company Notice of 2019 Annual Meeting and Proxy Statement and 2019 Annual Report

are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E81900-P25489-Z75066

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

One Strawberry Lane, Orrville, Ohio 44667-0280

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 14, 2019

The authorized party as herein noted (the “Authorized Party”) hereby appoints Mark T. Smucker and Jeannette L. Knudsen, or either of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of The J. M. Smucker Company to be held on August 14, 2019 or at any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY ATTN: JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 9, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 9, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E81901-P25489-Z75066	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE J. M. SMUCKER COMPANY
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors whose term of office will expire in 2020.		For	Against	Abstain
Nominees:

	1a.	Kathryn W. Dindo	☐	☐	☐

	1b.	Paul J. Dolan	☐	☐	☐

	1c.	Jay L. Henderson	☐	☐	☐

	1d.	Gary A. Oatey	☐	☐	☐

	1e.	Kirk L. Perry	☐	☐	☐

	1f.	Sandra Pianalto	☐	☐	☐

	1g.	Nancy Lopez Russell	☐	☐	☐

	1h.	Alex Shumate	☐	☐	☐

	1i.	Mark T. Smucker	☐	☐	☐

	1j.	Richard K. Smucker	☐	☐	☐

	1k.	Timothy P. Smucker	☐	☐	☐

	1l.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

Instructions regarding Non-Directed Shares:		Yes	No

	I wish to direct the Trustee to vote the Non-Directed Shares in the same way as my Allocated Shares.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign your name EXACTLY as it appears on this proxy. Joint owners should each sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The J. M. Smucker Company Notice of 2019 Annual Meeting and Proxy Statement, 2019 Annual Report, and

Plan Letter are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E81902-P25489-Z75066

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

One Strawberry Lane, Orrville, Ohio 44667-0280

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 14, 2019

VOTING INSTRUCTIONS

TO:

Fidelity Management Trust Company, Trustee (the “Trustee”) under

The J. M. Smucker Company Employee Savings Plan

(referred to hereinafter as the “Plan”)

I, the authorized party as herein noted, as a participant in or a beneficiary of the above-referenced Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse side of this card and the provisions of the Plan, all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 14, 2019 (or at any adjournment or postponement thereof), and in the Trustee’s discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

In addition to voting the Allocated Shares, you may also use this card to vote non-directed shares held in the Plan (“Non-Directed Shares”), as determined in accordance with the terms of the Plan. For more information concerning voting Non-Directed Shares, please refer to the reverse side of this card and the enclosed instructions.

The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 11:59 p.m. Eastern Time on August 9, 2019, in accordance with the Plan.

When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations and for Allocated Shares only.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY ATTN: JEANNETTE KNUDSEN ONE STRAWBERRY LANE ORRVILLE, OH 44667-0280

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 9, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 9, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E81903-P25489-Z75066	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE J. M. SMUCKER COMPANY
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors whose term of office will expire in 2020.		For	Against	Abstain
Nominees:

	1a.	Kathryn W. Dindo	☐	☐	☐

	1b.	Paul J. Dolan	☐	☐	☐

	1c.	Jay L. Henderson	☐	☐	☐

	1d.	Gary A. Oatey	☐	☐	☐

	1e.	Kirk L. Perry	☐	☐	☐

	1f.	Sandra Pianalto	☐	☐	☐

	1g.	Nancy Lopez Russell	☐	☐	☐

	1h.	Alex Shumate	☐	☐	☐

	1i.	Mark T. Smucker	☐	☐	☐

	1j.	Richard K. Smucker	☐	☐	☐

	1k.	Timothy P. Smucker	☐	☐	☐

	1l.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Please sign your name EXACTLY as it appears on this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The J. M. Smucker Company Notice of 2019 Annual Meeting and Proxy Statement and 2019 Annual Report

are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E81904-P25489-Z75066

Proxy — THE J. M. SMUCKER COMPANY

THE J. M. SMUCKER COMPANY

One Strawberry Lane, Orrville, Ohio 44667-0280

Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on August 14, 2019

VOTING INSTRUCTIONS

TO:

Fidelity Management Trust Company, Trustee (the “Trustee”) under

The J. M. Smucker Company Non-Employee Director Deferred Compensation Plan (the “Plan”)

I, the authorized party as herein noted, as a participant in or a beneficiary of the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse side of this card and the provisions of the Plan, all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 14, 2019 (or at any adjournment or postponement thereof), and in the Trustee’s discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 11:59 p.m. Eastern Time on August 9, 2019, in accordance with the Plan.

When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

THE J. M. SMUCKER COMPANY

LETTER TO PARTICIPANTS OR BENEFICIARIES IN THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN

Enclosed are materials relating to the Annual Meeting of Shareholders of The J. M. Smucker Company (the “Company”), which will be held on August 14, 2019 (the “Annual Meeting”). You are receiving these materials because you were a participant or beneficiary in the benefit plan listed above as of the June 17, 2019 record date. As a participant or beneficiary in such plan, you are also a beneficial owner of common shares of the Company that are held in the plan. As a beneficial owner, you are entitled to direct the trustee under the plan on how to vote those shares with respect to issues being submitted to the shareholders at the Company’s Annual Meeting. The trustee of the plan is Fidelity Management Trust Company.

The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under the plan. This letter also discusses a right that you have under the plan to provide direction to the trustee on how to vote certain other shares that are allocated to other participants and beneficiaries but are not voted. This letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should carefully read this letter and the enclosed materials.

HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?

As a participant or beneficiary in the above referenced plan, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote shares allocated to the accounts of other participants and beneficiaries who do not themselves provide direction to the trustee on how to vote those shares (these are “Non-Directed Shares”).

If you do not direct the trustee how to vote the shares which are allocated to your account, those shares will be voted by the trustee in accordance with the direction of other participants and beneficiaries.

The trustee will vote shares under the plan based upon the direction of participants and beneficiaries in the plan who timely return voting instruction cards like the one that is enclosed.

To direct the trustee how to vote shares allocated to your account under the plan, simply mark your choices on the enclosed voting instruction card. In addition, you may, by marking the appropriate box on the voting instruction card, direct the trustee to vote the Non-Directed Shares in the same way as you direct the trustee to vote your allocated shares.

If you elect to direct the trustee how to vote your allocated shares and/or the Non-Directed Shares, you must follow the voting instructions summarized on the voting instruction card. In order for the trustee to be able to vote the shares at the Company’s Annual Meeting, the trustee must receive your voting instructions by the deadline indicated on the voting instruction card.

Your decision whether or not to direct the trustee to vote shares in the plan will be treated confidentially by the trustee and will not be disclosed to the Company or any of its employees, officers, or directors.

VOTING RIGHTS OF SHARES

The Company’s Amended Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter properly submitted to shareholders, except for certain matters listed in the Amended Articles of Incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of the common share in the past four years. In the event of a change in beneficial ownership, the new owner of that common share will be entitled to only one vote with respect to that common share on all matters until four years pass without a further change in beneficial ownership of the share. The ten-votes-per-share provisions do not apply to any of the proposals to be voted on at the Company’s Annual Meeting.

FIDUCIARY STATUS

Each plan participant or beneficiary is a “named fiduciary” (as defined in Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By marking, signing, dating, and returning the enclosed voting instruction card, or by submitting your vote online or by phone, you are accepting your designation under the plan as a named fiduciary. You should, therefore, exercise your voting rights prudently. You should mark, sign, date, and return the voting instruction card, or submit your vote online or by phone, only if you are willing to act as a named fiduciary.

If you direct the trustee how to vote the Non-Directed Shares, you will be a named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on the Non-Directed Shares, if you choose to do so.

All questions and requests for assistance should be directed to the Company’s Shareholder Services department at (330) 684-3838.